UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 240.14a-12

DANKA BUSINESS SYSTEMS PLC

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Ordinary shares of 1.25 pence each
6.50% senior convertible participating shares of US$1.00 each

(2)	Aggregate number of securities to which transaction applies:

259,148,748 ordinary shares
381,132 6.50% senior convertible participating shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $2,219.61 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to $39.30 per million of the estimated distribution of $56,748,718.70

(4)	Proposed maximum aggregate value of transaction:

$56,748,718.70

(5)	Total fee paid:

$2,219.61

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

DANKA BUSINESS SYSTEMS PLC

Masters House, 107 Hammersmith Road

London W14 0QH England

(Registered in England No. 1101386)

[—], 2008

To holders of ordinary shares, convertible participating shares and American Depositary Shares of Danka Business Systems PLC and, for informational purposes only, to holders of options to acquire ordinary shares and American Depositary Shares.

Dear Fellow Shareholder:

You are cordially invited to attend or provide a voting instructional form with respect to our 2008 Annual General Meeting. The meeting will be held on [—], 2008 at 2 p.m. (London time) at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS.

At the Annual General Meeting, you will be asked to consider and vote on, in person, by proxy or pursuant to a voting instructional form, resolutions normally proposed at each Annual General Meeting relating to the re-election of directors, the re-appointment of the Company’s auditors and approval of the Directors’ Remuneration Report for the year ended March 31, 2008. You will also be asked to again consider and vote on a members voluntary liquidation to distribute the net proceeds from the June 2008 sale of the Company’s wholly-owned U.S. subsidiary, Danka Office Imaging Company (“DOIC”), to Konica Minolta Business Solutions U.S.A., Inc. (“Konica Minolta”), as further described below.

As holders of the Company’s American Depositary Shares (“ADSs”) do not directly hold ordinary shares, they are not entitled to attend the Annual General Meeting. Nevertheless, holders of ADSs are being asked to promptly sign, date and return the enclosed voting instructional form in the enclosed envelope provided by The Bank of New York Mellon as depositary, or otherwise follow the voting instructions provided by the depositary. If you hold ADSs, you cannot vote them at the meeting, nor may you grant a proxy to vote your shares other than by completing and returning the enclosed voting instructional form.

As you may know, on June 27, 2008, following shareholder approval, we completed the sale of DOIC to Konica Minolta. The total purchase price paid by Konica Minolta for the acquisition of the outstanding capital stock of DOIC, the entity through which Danka conducted its remaining business operations, was $240 million, subject to an upward or downward net worth adjustment of up to $10 million. The sum of $10 million was held back by Konica Minolta from the amount paid at closing as security for the Company’s purchase price adjustment obligations. In addition, $25 million of the purchase price paid by Konica Minolta at closing is currently being held in escrow for a period of four years following closing to satisfy any and all claims by Konica Minolta which may be made under the stock purchase agreement governing the acquisition of DOIC. After the repayment of the Company’s outstanding indebtedness, including repayment of approximately $146 million under the Company’s credit facilities provided by General Electric Capital Corporation (“GECC”), the payment of certain change-of-control and severance obligations and the fees and expenses incurred in connection with the sale transaction and minus the holdback and escrow amounts set forth above, the net sale proceeds received by the Company were approximately $40 million. In connection with the sale of DOIC, the credit facilities provided by GECC were repaid and terminated.

As you may also know, at the extraordinary general meeting of Danka shareholders at which the sale transaction was approved, our board of directors had also proposed that the Company be put into a United Kingdom (UK) process of members’ voluntary liquidation, which would have allowed for the Company to be liquidated and the net proceeds of the sale to be distributed following the discharge of the Company’s liabilities, as well as the costs and expenses of the liquidation. This proposal was not approved by the requisite majority of votes cast by Danka shareholders and, consequently, the Company did not enter into a members’ voluntary liquidation at that time.

Since the completion of the sale of DOIC, the Company’s board of directors has assessed the alternatives available to distribute the net proceeds of the sale of DOIC among Danka shareholders. In assessing the available alternatives, the board of directors has been mindful of the fact that there is no guarantee that the holders of the Company’s convertible participating shares will not take action(s) that may be available to them under applicable law, for example seeking an involuntary winding up of the Company, to recover amounts to which they are entitled pursuant to Danka’s Articles of Association (the “Articles”), and, in fact, the Company has been advised that one or more of its convertible participating shareholders may seek such a winding up of the Company. The passage of time continues the accretion in the value of our convertible participating shares (which exceeds the amount of the net proceeds from the sale of DOIC), further reducing the return to the holders of convertible participating shares and increasing the possibility of no return to the holders of ordinary shares (and ADSs).

Accordingly, if the convertible participating shareholders were able to put the Company into involuntary liquidation, it is unlikely that ordinary shareholders (including ADS holders) would receive any distribution.

In connection with the negotiation and execution of the stock purchase agreement with Konica Minolta, an independent committee of the Company’s board of directors reached agreement after considerable negotiations with Cypress Merchant Banking Partners II LP and certain of its affiliates (the “Cypress Shareholders”)—which, as of the date hereof, collectively hold approximately 92% of the convertible participating shares—which would entitle the holders of the Company’s ordinary shares, including holders of ADSs, to be paid a cash amount equal to $0.025 per ordinary share, or $0.10 per ADS, in a members’ voluntary liquidation. In order to effect this arrangement, the Company procured the agreement of the Cypress Shareholders, together with the other holder of our convertible participating shares, to irrevocably and unconditionally direct and instruct the liquidators to pay to the holders of ordinary shares (including holders of ADSs) the payment described above out of the proceeds of a members’ voluntary liquidation, prior to any distribution of the proceeds of a members’ voluntary liquidation to the holders of convertible participating shares.

In light of the factors discussed above, the board of directors believes that the undertakings which the board of directors has procured from the convertible participating shareholders in the deed of undertaking, which only apply in the context of a members’ voluntary liquidation, represent the only realistic prospect of ordinary shareholders (including ADS holders) obtaining a return from the Company’s net cash. Further, in light of the fact that the Company has ceased to have any trading operations, as well as permitting ordinary shareholders (including ADS holders) to obtain a return and to permit the net cash in the Company to be returned to Danka shareholders in the most cost effective and timely manner, the members’ voluntary liquidation will allow for Danka’s affairs to be wound up in an orderly and efficient manner.

If Danka shareholders do not approve the members’ voluntary liquidation, the board of directors will continue to assess the alternatives available to distribute the Company’s net cash among Danka shareholders. However, Danka shareholders should note that should the proposed members’ voluntary liquidation not be approved, there is no guarantee that any future alternative chosen by the board of directors will result in any return to ordinary shareholders (including ADS holders). Under the existing terms of the Articles, given the current approximately US$384 million in accreted value of the convertible participating shares, the convertible participating shareholders would be entitled to receive all of the Company’s net cash in a liquidation of the Company other than by way of a members’ voluntary liquidation. In addition, Danka shareholders should also note that under the Articles, the Company is required, subject to the requirements of English company law, to redeem all of the convertible participating shares on December 17, 2010 (or as soon thereafter as the Company is permitted by English company law), or the maximum number of Danka convertible participating shares which can lawfully be so redeemed on such date in accordance with such requirements.

At the Annual General Meeting then, holders of our ordinary shares (including ADSs) and holders of our convertible participating shares will be asked to consider and vote on, in person, by proxy or pursuant to a voting instructional form, the following:

(i) entry into a “members voluntary liquidation” (the “MVL”), pursuant to which the Company will be voluntarily wound up; and

(ii) related proposals (described in the Notice of Annual General Meeting) necessary to effect the MVL.

If the MVL is not approved, resolutions (described in more detail in the Notice of Annual General Meeting) will also be proposed at the Annual General Meeting regarding the following:

(iii) the re-election of directors; and

(iv) the re-appointment of auditors.

In addition, regardless of whether the MVL is approved, a resolution (described in more detail in the Notice of Annual General Meeting) will also be proposed at the Annual General Meeting regarding the following:

(v) approval of the Directors’ Remuneration Report for the year ended March 31, 2008 (such resolution, together with the resolutions described in clauses (i) through (iv) above, the “Resolutions”).

If the MVL is approved, it is not necessary for Danka shareholders to act on the resolutions described in clauses (iii) and (iv) above, and, therefore, they will not be proposed at the Annual General Meeting. Nevertheless, we encourage you to complete and return a proxy card or voting instructional form, as applicable, with respect to all the Resolutions.

Holders of our ordinary shares (including ADSs) and holders of our convertible participating shares will vote on the Resolutions together as a single class at the Annual General Meeting.

The Cypress Shareholders have agreed to vote in favor of the MVL and related proposals necessary to effect the MVL.

Our board of directors considered a number of factors in evaluating the MVL and related proposals necessary to effect the MVL and other resolutions, and consulted with its legal and financial advisors in so doing. After careful consideration, our board of directors has unanimously determined (with two directors abstaining with respect to the MVL and related proposals necessary to effect the MVL) that the MVL and related proposals necessary to effect the MVL are fair (including from a financial point of view) and reasonable and that all of the Resolutions are in the best interests of Danka and its shareholders as a whole, and recommends that you vote “FOR” the Resolutions. The two abstaining directors are the directors appointed by the Cypress Shareholders pursuant to the Articles, and, as principals of the Cypress Shareholders, they abstained due to their material interest in the MVL; however, the Cypress Shareholders have agreed to vote in favor of the MVL and related proposals necessary to effect the MVL.

The enclosed proxy statement provides detailed information about the MVL and related proposals necessary to effect the MVL and other resolutions. These proxy materials are very comprehensive because we must comply with securities law requirements in both the UK and the United States. We encourage you to read this proxy statement carefully, including its annexes. A circular with respect to the MVL and related proposals necessary to effect the MVL is being distributed to holders of our ordinary shares in the United Kingdom pursuant to the UK Listing Authority (“UKLA”) listing rules and is attached to this proxy statement as Annex D for your reference.

It is important that holders of our ordinary shares (including holders of ADSs) and convertible participating shares be represented at the meeting. Ordinary shares represented by ADSs will be voted by The Bank of New York Mellon as depositary for our ADSs pursuant to instructions received from holders of ADSs. If you hold

ADSs, we ask that you promptly sign, date and return the enclosed voting instructional form in the enclosed envelope provided by the depositary, or otherwise follow the voting instructions provided by the depositary. The voting instructional form must be returned to the depositary not later than 5:00 p.m. (New York time) on [—], 2008.

We ask that ordinary shareholders promptly sign, date and return the enclosed white proxy card to arrive at our registrar, Computershare Services PLC, not later than 2 p.m. (London time) on [—], 2008 even if you plan to attend the meeting. We ask that convertible participating shareholders promptly sign, date and return the enclosed pink proxy card to arrive at our registered office at the address set out above, not later than 2 p.m. (London time) on [—], 2008 even if you plan to attend the meeting. Returning your proxy card will not prevent you from voting your shares in person at the meeting if you are present and choose to do so.

On behalf of the board of directors, I urge you to sign, date and return the applicable, enclosed voting instructional form or proxy card as soon as possible.

Sincerely,

A.D. Frazier Chairman

This proxy statement and related materials are being distributed on or about [—], 2008.

DANKA BUSINESS SYSTEMS PLC

(Registered in England No. 1101386)

NOTICE OF ANNUAL GENERAL MEETING

[—], 2008

Notice is hereby given that the 2008 Annual General Meeting (the “Meeting”) of Danka Business Systems PLC (the “Company”) will be held at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, on [—], 2008 at 2 p.m. (London time) for the purpose of considering and, if thought fit, passing the following resolutions, of which the resolutions numbered 2, 4 and 5 – 11 (inclusive) will be proposed to the members of the Company as ordinary resolutions, and the resolutions numbered 1 and 3 will be proposed to the members of the Company as special resolutions (resolutions 1 – 11, collectively, the “Resolutions”). Resolutions 1 and 3 are special resolutions under English law. As such, they require the affirmative vote of at least 75% of the votes cast at the Annual General Meeting (as opposed to a simple majority of votes cast for an ordinary resolution) in order to be approved.

Agenda

To consider and, if thought fit, approve the following resolutions:

1.	Special Resolution

“THAT the Company be wound up voluntarily.”

2.	Ordinary Resolution

“THAT, subject to and with effect from the resolution numbered 1 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with its terms, Jeremy Spratt and Finbarr O’Connell of KPMG LLP, 8 Salisbury Square, London EC4Y 8BB be and are hereby appointed joint liquidators for the purpose of the voluntary winding-up of the Company, and any power conferred on them by law or by this resolution or by resolution numbered 3 below, and any act required or authorized under any enactment or such other resolution to be done by them, may be done by them jointly or by each of them alone.”

3.	Special Resolution

“THAT, subject to and with effect from the resolutions numbered 1 and 2 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the joint liquidators appointed pursuant to the resolution numbered 2 be authorized under the provisions of section 165 (2) of the UK Insolvency Act 1986 to exercise any of the powers laid down in Schedule 4, Part I, of that Act as may be necessary or desirable in their judgment.”

4.	Ordinary Resolution

“THAT, subject to and with effect from the resolutions numbered 1, 2 and 3 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the remuneration of the joint liquidators (as appointed by resolution numbered 2) be fixed, in accordance with the terms of their engagement letter with the Company, dated March 25, 2008, at their normal charging rates by reference to the time properly given by them and members of their staff in attending to matters arising in the winding up of the Company (including those falling outside their statutory duties but in all respects in accordance with the terms of their engagement letters with the Company) and that they be and are hereby authorized to draw sums on account of their remuneration at such intervals as they reasonably determine and to pay any expenses and disbursements properly incurred by them in respect of the winding up.”

5.	Ordinary Resolution

“THAT, subject to and with effect from the resolutions numbered 1, 2 and 3 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the joint liquidators be authorized to do all such things as are necessary to wind up the remaining subsidiaries of the Company, including without limitation appointing themselves as joint liquidators of the UK subsidiaries and to draw their remuneration in respect of any subsidiary liquidations from the Company on the same basis as in resolution 4.”

6.	Ordinary Resolution

“THAT Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.”

7.	Ordinary Resolution

“THAT David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.”

8.	Ordinary Resolution

“THAT W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.”

9.	Ordinary Resolution

“THAT J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of one year in accordance with the Company’s Articles of Association and the FRC’s Combined Code.”

10.	Ordinary Resolution

“THAT Ernst and Young LLP, Registered Auditors, be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2009 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.”

11.	Ordinary Resolution

“THAT the Directors’ Remuneration Report for the year ended 31st March, 2008 be approved.”

Resolutions numbered 6-10 will only be proposed at the Annual General Meeting if resolution numbered 1 is not approved by the requisite majority of the votes cast at the Annual General Meeting.

In view of the large numbers of U.S. shareholders who own shares in the form of ADSs through the depository, The Bank of New York Mellon, voting on all resolutions proposed to the meeting is by proxy. These holders own approximately 89% of the Company’s ordinary shares. All holders of ordinary shares and convertible participating shares of Danka and their duly appointed representatives are cordially invited to attend the Annual General Meeting in person. However, pursuant to Regulation 34 of the Uncertified Securities Regulations 1995, Danka has specified that, to be entitled to attend and vote at the Annual General Meeting (and for the purpose of determining the number of votes they may cast), shareholders must be entered on the Company’s Register of Members at 2 p.m. (London time) on [— ], 2008 (or, in the event that the meeting is adjourned or postponed, 48 hours before the time of any adjourned or postponed meeting). Changes to entries on the relevant register of securities after 2 p.m. (London time) on [—], 2008 will be disregarded in determining the rights of any person to attend or vote at the meeting.

Holders of ADSs of Danka at the close of business on [—], 2008, the record date for determining the holders of ADSs, are entitled to notice of the Annual General Meeting and any adjournment or postponement of it and to provide voting instructions to the depositary. A voting instructional form for use by holders of ADSs is enclosed, which to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to The Bank of New York Mellon, ADS Division, 101 Barclay Street, New York, New York 10286 so as to arrive not later than 5:00 p.m. (New York time) on [—], 2008.

A white form of proxy for use by ordinary shareholders is enclosed, which to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to the Company’s registrar, Computershare Services PLC, PO Box 1075, Bristol BS99 3FA, so as to arrive not later than 48 hours before the time the meeting is to be held.

A pink form of proxy for use by convertible participating shareholders is enclosed, which to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to the Company’s registered office, Masters House, 107 Hammersmith Road, London W14 0QH so as to arrive not later than 48 hours before the time the meeting is to be held.

The purpose of this notice is to provide you with details of the MVL and related proposals necessary to effect the MVL and other resolutions and to explain why our board believes it to be in the best interests of Danka and its shareholders as a whole and to ask Danka shareholders to vote in favor of the Resolutions. Whether or not holders of our ordinary shares or convertible participating shares plan to attend the Annual General Meeting in person, we request that they promptly complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the Annual General Meeting if you are unable to attend. If you are the holder of ordinary shares or convertible participating shares, and wish to attend the Annual General Meeting and vote in person, you may withdraw your proxy and vote in person at the meeting. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the Resolutions.

If you hold ADSs, we request that you promptly complete, sign, date and return the enclosed voting instructional form in the enclosed envelope provided by the depositary, or otherwise follow the voting instructions provided by the depositary. Note that our depositary agreement with the depositary gives us the right to instruct the depositary to give a discretionary proxy to a person designated by the Company to vote all ordinary shares represented by ADSs that have failed to timely file their voting instructional form with the depositary.

If you fail to return your voting instructional form or proxy card, as applicable, your shares will not be counted for purposes of determining whether a quorum is present at the Annual General Meeting.

Copies of the contracts of service of the board of directors of the Company and a register of board of directors’ interests kept by the Company are available for inspection at the registered office of the Company during normal working hours and will be available for inspection at the place of the meeting during the meeting and for at least fifteen (15) minutes prior to the meeting.

The U.K. annual report, prepared in accordance with International Financial Reporting Standards (“IFRS”), is not sent to United States shareholders. Instead, as required by U.S. securities laws, they receive an Annual Report filed on Form 10-K incorporating the annual report and accounts prepared under U.S. Generally Accepted Accounting Principles (“GAAP”). The U.K. annual report is only made available to them on request.

Because of this high level of U.S. ownership, no resolution is proposed for the approval of the U.K. annual report. The Company believes that it would not be appropriate to send a copy to and seek approval of the U.K. annual report from each holder of ADSs due to the U.S. holders’ unfamiliarity with U.K. accounts, the fact that it is not normal practice for shareholders of U.S. companies to approve annual reports, the potential confusion which would arise from U.S. shareholders receiving two annual reports and the considerable additional cost involved. Further, given the ownership of the Company’s shares, it would be inappropriate to seek approval of the U.K. annual report where individual U.S. holders of ADSs had not received a copy.

However, as required by United Kingdom companies legislation, our 2008 Annual Report and Accounts prepared in accordance with IFRS will be presented at the meeting and shareholders present at the meeting may ask any questions relating thereto. Additionally, our United Kingdom shareholders have received a copy of the 2008 Annual Report and Accounts in either the full or abbreviated formats, as they have so elected. United States shareholders have received our financial statements and information prepared in accordance with accounting principles that are generally accepted in the United States in their copy of our Annual Report for 2007 on Form 10-K. United States holders of ADSs who would like a copy of the 2008 Annual Report and Accounts prepared in accordance with IFRS should contact our registered office to request a copy.

Our board of directors unanimously recommends (with two directors abstaining with respect to the MVL and related proposals necessary to effect the MVL) that you vote “FOR” the Resolutions. The two abstaining directors are the directors appointed by the Cypress Shareholders pursuant to the Articles, and, as principals of the Cypress Shareholders, they abstained due to their material interest in the MVL; however, the Cypress Shareholders have agreed to vote in favor of the MVL and related proposals necessary to effect the MVL.

By order of the Board of Directors

Jean M. Johnson Company Secretary

Registered office:

Masters House

107 Hammersmith Road

London W14 0QH

Dated: [—], 2008

Notes:

1.	A member entitled to attend and vote at the Annual General Meeting is entitled to appoint one or more proxies to exercise all or any of his or her rights to attend, speak and vote at the Annual General Meeting instead of him/her by completing and returning the Form of Proxy. A proxy need not be a member of the Company.

2.	A Form of Proxy to be used by holders of Danka Ordinary Shares is enclosed which, to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to Computershare Services PLC, PO Box 1075, Bristol BS99 3FA, so as to arrive no later than 2:00 p.m. on [—], 2008.

3.	Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, the Company gives notice that only those shareholders registered in the Register of Members of the Company as at 2.00 pm on [—], 2008 or, in the event that the Annual General Meeting is adjourned, only those shareholders registered in the Register of Members 48 hours before the time of any adjourned meeting, shall be entitled to attend or vote at the Annual General Meeting in respect of the number of shares registered in their name at the relevant time. Changes to entries on the Register of Members after 2:00 p.m. on [— ], 2008 or, in the event that the Annual General Meeting is adjourned, less than 48 hours before the time of any adjourned meeting, shall be disregarded in determining the rights of any person to attend or vote at the Annual General Meeting.

4.	In the case of joint holders the signature of any of them will suffice, but the names of all joint holders should be shown, and the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the other joint holder(s) and for this purpose seniority shall be determined by the order in which the names appear in the Register of Members in respect of their joint holding.

5.	Any alteration made to the Form of Proxy should be initialled by the person(s) signing it.

6.	Appointment of a proxy will not prevent a member from attending and voting at the Annual General Meeting should he/she decide to do so, in which case any votes of the proxy will be superseded.

7.	A person to whom this notice is sent who is a person nominated under Section 146 of the Companies Act 2006 to enjoy information rights (a ‘Nominated Person’) may, under an agreement between him/her and the shareholder by whom he/she was nominated, have a right to be appointed (or to have another person appointed) as a proxy for the Annual General Meeting. If a Nominated Person has no such proxy appointment right (or does not wish to exercise one they do have), he/she may, under such agreement, have a right to give instructions to the shareholder as to the exercise of voting rights.

8.	The statement of the rights of members in relation to the appointment of proxies in Notes 1, 2 and 6 above does not apply to Nominated Persons. The rights described in Notes 1, 2 and 6 can only exercised by registered members of Danka.

9.	In order to facilitate voting by corporate representatives at the meeting, arrangements will be put in place at the meeting so that:

a) if a corporate shareholder has appointed the Chairman of the meeting as its corporate representative to vote on a poll in accordance with the directions of all other corporate representatives for that shareholder at the meeting, then on a poll those corporate representatives will give voting directions to the Chairman and the Chairman will vote (or withhold a vote) as corporate representative in accordance with those directions; and

b) if more than one corporate representative for the same corporate shareholder attends the meeting but the corporate shareholder has not appointed the Chairman of the meeting as its corporate representative, a designated corporate representative will be nominated, from those corporate representatives who attend, who will vote on a poll and the other corporate representatives will give voting directions to that designated corporate representative. Corporate shareholders are referred to the guidance issued by the Institute of Chartered Secretaries and Administrators on proxies and corporate representatives (www.icsa.org.uk) for further details of this procedure, which includes a sample form of appointment letter if the Chairman is being appointed as described in a) above.

Annexes

Annex A—Deed of Undertaking

Annex B—Deed of Amendment

Annex C—Second Amended and Restated Letter Agreement

Annex D—Circular (United Kingdom)

THIS PROXY STATEMENT IS FOR HOLDERS OF ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES, HOLDERS OF AMERICAN DEPOSITARY SHARES REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS, AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES OF DANKA BUSINESS SYSTEMS PLC. THIS PROXY STATEMENT CONTAINS INFORMATION REQUIRED UNDER REGULATION 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934 OF THE UNITED STATES.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU HAVE ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR/ATTORNEY, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORIZED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM OR FROM ANOTHER APPROPRIATELY AUTHORIZED INDEPENDENT PROFESSIONAL ADVISOR IF YOU ARE NOT IN THE UNITED KINGDOM.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED YOUR ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES OR AMERICAN DEPOSITARY SHARES, PLEASE SEND THIS DOCUMENT TOGETHER WITH THE ACCOMPANYING FORM OF PROXY TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL GENERAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the proxy materials and the Annual General Meeting of the Company, convened by the above notice. These questions and answers may not address all questions that may be important to you as a Danka shareholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

References to “pounds,” “pence” or “£” are to United Kingdom currency, and references to “U.S. dollars”, “dollars” or “$” are to United States currency. Amounts that have been paid in currency of the United States are generally denominated herein in United States currency, and amounts that have been paid in currency of the United Kingdom are generally denominated herein in United Kingdom currency. Merely for convenience of the reader, the pound equivalent of the dollar at the noon buying rate on [—], 2008 was £1.00 = $[—]. The noon buying rate is the exchange rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Danka Business Systems PLC. In addition, we refer to Danka Business Systems PLC as “Danka” or the “Company”.

Q:	Why am I receiving this proxy statement?

A:	The Company is furnishing this proxy statement in connection with the solicitation of specific voting instructions from holders of Danka’s ADSs and proxies from holders of Danka’s ordinary shares and convertible participating shares to be voted at an Annual General Meeting of Danka Business Systems PLC (the “Annual General Meeting”) to be held on [—], 2008 or at any adjournments or postponements of the Annual General Meeting.

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Q:	What am I being asked to vote on?

A:	At the Annual General Meeting, our ordinary shareholders (including holders of ADSs) and holders of our convertible participating shares will be asked to consider and vote on resolutions (the “Resolutions”) to approve:

1.	entry into a members’ voluntary liquidation (the “MVL”);

2.	the appointment of Jeremy Spratt and Finbarr O’Connell of KPMG LLP as joint liquidators for the purpose of the voluntary winding-up of the Company (the “Liquidators”);

3.	the authorization of the Liquidators to exercise the powers laid down in Schedule 4, Part I, of the UK Insolvency Act 1986;

4.	the authorization to fix the remuneration of the Liquidators, in accordance with the terms of their engagement letter with the Company, at their normal charging rate, and the authorization that they be permitted to draw sums on account of their remuneration at such intervals as they reasonably determine and to pay any expenses and disbursements properly incurred by them in respect of the MVL;

5.	the authorization of the Liquidators to do all such things as are necessary to wind up the remaining subsidiaries of the Company, including without limitation appointing themselves as Liquidators of the UK subsidiaries and to draw their remuneration in respect of any subsidiary liquidations from the Company on the same basis as in resolution 4 above;

6.	the re-election of Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association;

7.	the re-election of David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association;

8.	the re-election of W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association;

9.	the re-election of J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, to serve as a Director of the Company for a term of one year in accordance with the Company’s Articles of Association and the FRC’s Combined Code;

10.	the re-appointment of Ernst and Young LLP, Registered Auditors, to serve as the Company’s Auditors until the conclusion of the 2009 Annual General Meeting, and the authorization of the Board of Directors of the Company, or a duly appointed Committee thereof, to fix the Auditors’ remuneration; and

11.	the approval of the Directors’ Remuneration Report for the year ended 31st March, 2008.

Resolutions numbered 6-10 will only be proposed at the Annual General Meeting if resolution numbered 1 is not approved by the requisite majority of the votes cast at the Annual General Meeting.

Q:	Why is the Company proposing another MVL?

A:	On June 27, 2008, following shareholder approval, we completed the sale of the Company’s wholly-owned U.S. subsidiary, DOIC, through which Danka conducted its remaining business operations, to Konica Minolta.

At the extraordinary general meeting of Danka shareholders at which the sale transaction was approved, our board of directors had also proposed distributing the net proceeds from the sale through a members’ voluntary liquidation. This proposal was not approved by the requisite majority of votes cast by Danka shareholders and, consequently, the Company did not enter into a members’ voluntary liquidation at that time.

Since the completion of the sale of DOIC, the Company’s board of directors has assessed the alternatives available to distribute the net proceeds of the sale of DOIC among Danka shareholders. In assessing the available alternatives, the board of directors has been mindful of the fact that there is no guarantee that the holders of the Company’s convertible participating shares will not take action(s) that may be available to them under applicable law, for example seeking an involuntary winding up of the Company, to recover amounts to which they are entitled pursuant to Danka’s Articles, and, in fact, the Company has been advised that one or more of its convertible participating shareholders may seek such a winding up of the Company. The passage of time continues the accretion in the value of our convertible participating shares (which exceeds the amount of the net proceeds from the sale of DOIC), further reducing the return to the holders of convertible participating shares and increasing the possibility of no return to the holders of ordinary shares (and ADSs).

Accordingly, if the convertible participating shareholders were able to put the Company into involuntary liquidation, it is unlikely that ordinary shareholders (including ADS holders) would receive any distribution.

In connection with the negotiation and execution of the stock purchase agreement with Konica Minolta, an independent committee of the Company’s board of directors reached agreement after considerable negotiations with the Cypress Shareholders, which would entitle the holders of the Company’s ordinary shares, including holders of the Company’s ADSs, to be paid a cash amount equal to $0.025 per ordinary share, or $0.10 per ADS, in a members’ voluntary liquidation. In order to effect this arrangement, the Company procured the agreement of the Cypress Shareholders, together with the other holder of our convertible participating shares, to irrevocably and unconditionally direct and instruct the Liquidators to pay to the holders of ordinary shares (including holders of ADSs) the payment described above out of the proceeds of a members’ voluntary liquidation, prior to any distribution of the proceeds of a members’ voluntary liquidation to the holders of convertible participating shares.

In light of the factors discussed above, the board of directors believes that the undertakings which the board of directors has procured from the convertible participating shareholders in the deed of undertaking, which only apply in the context of a members’ voluntary liquidation, represent the only realistic prospect of ordinary shareholders (including ADS holders) obtaining a return from the Company’s net cash. Further, in light of the fact that the Company has ceased to have any trading operations, as well as permitting ordinary shareholders (including ADS holders) to obtain a return and to permit the net cash in the Company to be returned to Danka shareholders in the most cost effective and timely manner, the members’ voluntary liquidation will allow for Danka’s affairs to be wound up in an orderly and efficient manner.

Q:	What is the net amount of assets to be distributed to Danka shareholders if the MVL is approved?

A:	The total purchase price paid by Konica Minolta for the acquisition of the outstanding capital stock of DOIC was $240 million. The purchase price is subject to an upward or downward net worth adjustment of up to $10 million. The final purchase price will be adjusted, dollar for dollar, for each dollar by which the closing net worth of DOIC varies from the net worth as of an earlier reference date. The sum of $10 million was held back by Konica Minolta from the amount paid at closing as security for the Company’s purchase price adjustment obligations. Konica Minolta is in the process of finalizing its proposed net worth adjustment, which is required to be prepared no later than 90 days after the closing date of the sale transaction, which is September 25, 2008. We can provide no assurance as to what Konica Minolta’s position will be with respect to the amount of the net worth adjustment.

In addition, $25 million of the purchase price paid by Konica Minolta at closing is currently being held in escrow for a period of four years following closing to satisfy any and all claims which may be made by Konica Minolta under the stock purchase agreement governing the acquisition of DOIC. The amount of cash held in escrow will be reduced each year following closing (to $20 million after year one, $15 million after year two, $10 million after year three, and terminating after year four), with certain amounts not required to satisfy claims under the stock purchase agreement being returned to Danka on each anniversary of closing. The escrow will step down only to the extent there are not any claims pending against such amounts.

After the repayment of the Company’s outstanding indebtedness, including repayment of approximately $146 million under the Company’s credit facilities provided by General Electric Capital Corporation, the payment of certain change-of-control and severance obligations and the fees and expenses incurred in connection with the sale transaction and minus the holdback and escrow amounts set forth above, the net sale proceeds received by the Company were approximately $40 million.

As you know, the Company has in recent years sold off the entirety of its operations outside the United States. Certain tax, indemnification and other “legacy” obligations remain outstanding in connection with these previous disposals and the winding up of the Danka group entities which remained in existence following such disposals. These obligations were approximately $8 million in identified tax liabilities, potential maximum indemnification obligations of approximately $210 million and $17 million in connection with the prior dispositions of the Company’s operations in Europe in January 2007 and Australia in June 2006, respectively, and the cost of liquidating the remaining Danka group entities.

In connection with the proposed MVL, we are seeking a release of all indemnification obligations with respect to the sale of our European operations, under which we have received claims for indemnification in the amount of approximately $7.5 million to date. Should such a release not be procured on terms acceptable to the Company, we have been in discussions with the Liquidators in relation to the process to limit the Company’s potential exposure under the agreements governing the sale of Europe and Australia, in order to enable the Liquidators to return the assets of Danka to shareholders as soon as practicable after the Annual General Meeting.

In order to deal with creditors’ claims, including any potential indemnification claims with respect to the sale of our European and Australian operations, the Liquidators will write to all of the Company’s known creditors (actual and contingent), requiring them to prove their claims by a claims deadline. The Liquidators will also advertise their appointment and may give notice in appropriate newspapers in order to draw to the attention of the Company’s creditors that they intend to make a distribution to creditors. The Liquidators will not be obliged to satisfy any claims of creditors lodged after the expiration of the claims deadline (although they are permitted to do so, if they think fit). The Liquidators will have wide statutory powers enabling them to bring finality to matters and conclude the MVL expeditiously, including the power to estimate any potential indemnification claims related to the sale of the Company’s European and Australian operations.

Q:	What will happen if the resolutions with respect to the MVL are approved? What will happen if such resolutions are not approved?

A:	If the resolutions with respect to the MVL are approved at the Annual General Meeting, the Company will enter into the MVL, and the Liquidators will be appointed.

If Danka shareholders do not approve the MVL, the board of directors will continue to assess the alternatives available to distribute the Company’s net cash among Danka shareholders. However, Danka shareholders should note that should the proposed MVL not be approved, there is no guarantee that any future alternative chosen by the board of directors will result in any return to ordinary shareholders (including ADS holders). Under the existing terms of the Articles, given the current approximately US$384 million in accreted value of the convertible participating shares, the convertible participating shareholders would be entitled to receive all of the Company’s net cash in a liquidation of the Company other than by way of a members’ voluntary liquidation. In addition, Danka shareholders should also note that under the Articles, the Company is required, subject to the requirements of English company law, to redeem all of the convertible participating shares on December 17, 2010 (or as soon thereafter as the Company is permitted by English company law), or the maximum number of Danka convertible participating shares which can lawfully be so redeemed on such date in accordance with such requirements.

There is also no guarantee that the holders of the Company’s convertible participating shares will not take action(s) that may be available to them under applicable law, for example seeking an involuntary winding up of the Company, to recover amounts to which they are entitled pursuant to Danka’s Articles, and, in fact, the Company has been advised that one or more of its convertible participating shareholders may seek such a winding up of the Company. The passage of time continues the accretion in the value of our convertible participating shares (which exceeds the amount of the net proceeds from the sale of DOIC), further reducing the return to the holders of convertible participating shares and increasing the possibility of no return to the holders of ordinary shares (and ADSs).

Accordingly, if the convertible participating shareholders were able to put the Company into involuntary liquidation, it is unlikely that ordinary shareholders (including ADS holders) would receive any distribution.

Q:	What will I receive in the MVL, and when will I receive it?

A:	Under the terms of Danka’s existing Articles, the holders of Danka’s ordinary shares (and ADSs) would not be entitled to receive any portion of the amount which is expected to be available for distribution to Danka’s shareholders. Rather, given the approximately $384 million in accreted value of our convertible participating shares, under the Articles, holders of such shares, including the Cypress Shareholders, would be entitled to all the distributable proceeds of the Company in the MVL.

However, an independent committee of the Company’s board of directors reached agreement with the Cypress Shareholders after considerable negotiations, which would entitle the holders of the Company’s ordinary shares, including holders of the Company’s ADSs, to be paid a cash amount equal to $0.025 per ordinary share, or $0.10 per ADS, in the MVL. In order to effect this arrangement, the Company procured the agreement of the Cypress Shareholders, together with the other holder of our convertible participating shares, to irrevocably and unconditionally direct and instruct the Liquidators to pay to the holders of ordinary shares (including holders of ADSs) the payment described above out of the proceeds of the MVL, prior to any distribution of the proceeds of the MVL to the holders of convertible participating shares.

Holders of convertible participating shares would then receive any remainder of the distributions made during the MVL. Net funds returning to owners of the Company’s convertible participating shares are expected to total less than 20% of the $384 million in accrued payments currently owed to them in a liquidation.

The Liquidators will commence the process of inquiring into the existence and value of creditors’ claims against the Company, settling the Company’s liabilities and returning cash to Danka shareholders as soon as practicable after the Annual General Meeting.

Q:	Are Danka shareholders guaranteed to receive the agreed allocation during the MVL?

A:	No. The agreement reached by the Company with holders of our convertible participating shares will entitle the holders of the Company’s ordinary shares, including holders of the Company’s ADSs, to be paid a cash amount equal to $0.025 per ordinary share, or $0.10 per ADS, in the MVL, provided that sufficient cash is available to distribute such amounts to the holders of ordinary shares (including holders of ADSs). We believe that such cash will be available to ensure that the holders of ordinary shares (including ADSs) will receive the agreed allocation described above. If such cash is available, holders of ordinary shares (including holders of ADSs) will receive the agreed to distribution before any distribution is made to holders of convertible participating shares.

Upon entering into the MVL, the Liquidators will commence the process of inquiring into the existence and value of creditors’ claims against the Company, settling the Company’s liabilities and returning cash to Danka shareholders as soon as practicable after the Annual General Meeting.

Any remaining cash balance after payment to the ordinary shareholders (including holders of ADSs) will be distributed over time to the holders of our convertible participating shares.

Danka shareholders should note that the decision both as to the quantum and timing of the distributions in the MVL will be for the Liquidators to determine in accordance with their duties as such. Their decision will only be made after they have carried out all inquiries that they consider appropriate.

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In the event that the liabilities of, and creditors claims against, the Company substantially exceed the amounts anticipated by the directors, it is possible that either a reduced distribution or no distribution would be made by the Liquidators to Danka shareholders.

Q:	How does Danka’s board of directors recommend that I vote?

A:	Our board of directors considered a number of factors in evaluating the MVL and related proposals necessary to effect the MVL and other resolutions, and consulted with its legal and financial advisors in so doing. After careful consideration, our board of directors has unanimously determined (with two directors abstaining with respect to the MVL and related proposals necessary to effect the MVL) that the MVL and related proposals necessary to effect the MVL are fair (including from a financial point of view) and reasonable and that all of the Resolutions are in the best interests of Danka and its shareholders as a whole, and recommends that you vote “FOR” the Resolutions. The two abstaining directors are the directors appointed by the Cypress Shareholders pursuant to the Articles, and, as principals of the Cypress Shareholders, they abstained due to their material interest in the MVL; however, the Cypress Shareholders have agreed to vote in favor of the MVL and related proposals necessary to effect the MVL.

The UK Companies Act 2006 specifies a number of general duties which are owed by a director of an English company. These duties include the duty for a director to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole, and in doing so have regard (amongst other matters) to the likely consequences of any decision in the long term; the interests of the company’s employees; the need to foster the company’s business relationships with suppliers, customers and others; the impact of the company’s operations on the community and the environment; the desirability of the company maintaining a reputation for high standards of business conduct; and the need to act fairly as between members of the company.

In addition to the duty to promote the success of the company, other duties to which a director is subject include the duty to act in accordance with the company’s constitution and to only exercise powers for the purpose for which they are conferred; the duty to exercise independent judgment; and the duty to exercise reasonable care, skill and diligence.

Q:	Why are we asking for shareholder approval?

A:	The UK Insolvency Act 1986 requires us to obtain approval from our shareholders for the MVL.

Q:	What shareholder approvals are needed?

A:	MVL

Entry into the MVL requires the affirmative vote of at least 75% of the votes cast at the Annual General Meeting.

Appointment of the Liquidators

The appointment of the Liquidators requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Authorization of the Liquidators

The authorization of the Liquidators to exercise the powers set forth in the UK Insolvency Act 1986 requires the affirmative vote of at least 75% of the votes cast at the Annual General Meeting.

Remuneration of the Liquidators

The remuneration of the Liquidators requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Authorization of the Liquidators to Wind Up Company Subsidiaries

The authorization of the Liquidators to do all things necessary to wind up the remaining subsidiaries of the Company requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Re-election of Directors

The re-election of the directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Re-appointment of Auditors

The re-appointment of Ernst and Young LLP as the Company’s auditors requires the affirmative vote of a majority of votes cast at the Annual General Meeting.

Approval of Directors’ Remuneration Report

The approval of the Directors’ Remuneration Report for the year ended March 31, 2008 requires the affirmative vote of a majority of votes cast at the Annual General Meeting.

The holders of ordinary shares (and ADSs) and convertible participating shares vote together as a single class on the Resolutions.

As of the date hereof, there are 259,148,748 ordinary shares (including shares represented by ADSs) and 381,132 convertible participating shares of the Company outstanding, which, at the current conversion ratio, would be convertible into 123,391,484 ordinary shares. The total number of votes that may be cast, including by holders of the convertible participating shares on an as converted basis, equals 382,540,232.

The Cypress Shareholders, who hold 349,663 of our convertible participating shares (or 113,203,396 ordinary shares on an as converted basis), representing approximately 29.6% of the combined voting power of Danka’s outstanding capital stock, have agreed to vote their shares in favor of the MVL and related proposals necessary to effect the MVL.

Q:	Where and when is the Annual General Meeting of Danka Business Systems PLC?

A:	The Annual General Meeting will be held on [—], 2008 at [—], London time, at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS.

Q:	Who is entitled to vote at the Annual General Meeting?

A:	Only those holders of ordinary shares and convertible participating shares entered on the Register of Members of Danka as of 2:00 p.m. (London time) on [—], 2008 (or, in the event that the meeting is adjourned or postponed, 48 hours before the time of any adjourned or postponed meeting), will be entitled to attend or vote at the Annual General Meeting in respect of the number of shares registered in their name at that time.

Changes to entries on the Register of Members after 2:00 p.m. (London time) on [—], 2008 will be disregarded in determining the rights of any person to attend or vote at the meeting.

The close of business on [—], 2008 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to The Bank of New York Mellon as depositary. If you hold

ADSs, you cannot vote the ordinary shares represented by your ADSs in person at the meeting or grant proxies to vote your shares other than through instructions to the depositary. Ordinary shares represented by ADSs will be voted at the meeting by the depositary pursuant to instructions received from holders of ADSs.

Note that our depositary agreement with the depositary gives us the right to instruct the depositary to give a discretionary proxy to a person designated by us to vote all ordinary shares represented by holders of ADSs that have failed to timely file their voting instructional form with the depositary.

On each vote that is taken on a poll, each convertible participating shareholder who is entitled to vote and who is present in person or by a proxy is entitled to exercise so many votes for each convertible participating share owned as equals the number of ordinary shares into which the convertible participating share is convertible on the time and date set for determining the persons entitled to vote at the Annual General Meeting (which is 2:00 p.m. (London time) on [—], 2008). The convertible participating shares are convertible into ordinary shares at a rate per convertible participating share calculated by dividing the liquidation return for the convertible participating shares, which is $1,000 per convertible participating share plus accumulated and unpaid dividends from the last convertible participating share dividend payment date, by a conversion price of $3.11 per convertible participating share. The convertible participating share dividend accumulates on a daily basis; therefore, the conversion rate increases fractionally on a daily basis until the next convertible participating share dividend is paid. As of August 15, 2008, the latest convertible participating share dividend date, the conversion rate was 321.543 ordinary shares per convertible participating share. The liquidation return is subject to increase in some circumstances if Danka is in default of its payment obligations under the convertible participating shares, and the conversion price is subject to increase in some circumstances to protect convertible participating shareholders against dilution. Assuming that no event occurs between the date of this document and [—], 2008 that will cause an adjustment of the liquidation return or the conversion price (and we do not anticipate any such event), at [—] (London time) on [—], 2008, the time and date set for determining the holders of ordinary shares and convertible participating shares entitled to vote at the Annual General Meeting, the conversion rate will be [—] ordinary shares per convertible participating share.

Q:	How do I vote if I hold ADSs?

A:	If you hold ADSs as of [—], 2008, you should complete and return the voting instructional form provided to you by the depositary, in accordance with the terms provided therein, not later than 5:00 p.m. (New York City) time, on [—], 2008. Our depositary agreement with the depositary gives us the right to instruct the depositary to give a discretionary proxy to a person designated by us to vote all ordinary shares represented by holders of ADSs that have failed to timely file their voting instructional form with the depositary.

Q:	How do I vote if I hold ordinary shares or convertible participating shares?

A:	If you hold ordinary shares or convertible participating shares as of 2:00 p.m. (London time) on [—], 2008, you are entitled to attend and vote at the Annual General Meeting or you may appoint a proxy to attend and vote at the Annual General Meeting in your place. The person you select to be your proxy does not have to be a holder of our ordinary shares or convertible participating shares. Each holder of ordinary shares or convertible participating shares who is entitled to vote and who is present or is represented by a proxy will have one vote on a show of hands. On each vote that is taken on a poll, each ordinary shareholder who is entitled to vote and who is present in person or by a proxy will have one (1) vote for each ordinary share owned. If voting is by a poll, each holder of convertible participating shares who is entitled to vote and who is present in person or by proxy will have so many votes for each convertible participating share owned as equals the number of ordinary shares into which the convertible participating share is convertible at [—] (London time) on [—], 2008, the time and date set for determining the persons entitled to vote at the Annual General Meeting as set forth above.

All ordinary shares or convertible participating shares represented by properly executed proxies received in time for the Annual General Meeting will be voted at the Annual General Meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Resolutions.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully.

Holders of ADSs should then mail your completed, dated and signed voting instructional form in the enclosed return envelope as soon as possible or otherwise follow the voting instructions provided by the depositary, so that your shares can be voted at the Annual General Meeting.

Holders of ordinary shares or convertible participating shares should then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, so that your shares can be voted at the Annual General Meeting.

Q:	May I vote in person?

A:	If you are the holder of ADSs, you cannot vote the ordinary shares represented by your ADSs at the Annual General Meeting. Rather, ordinary shares represented by ADSs can only be voted pursuant to specific voting instructions on the voting instructional form, which must be returned to The Bank of New York Mellon as depositary.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via telephone through your broker or bank if such a service is provided. To vote via telephone, you should follow the instructions on the voting form provided by your broker or bank. If you plan to attend the Annual General Meeting, you will need a proxy from your broker or bank in order to be given a ballot to vote the shares. If you do not return your bank’s or broker’s voting form, vote via telephone through your broker or bank, if possible, or attend the Annual General Meeting and vote in person with a proxy from your broker or bank, your ordinary shares or convertible participating shares will not be counted in the final tabulation.

Q:	May I change my vote after I have mailed my signed voting instructional form/proxy card?

A:	Yes. If you hold ADSs, you can revoke your voting instructions to the depositary at any time before 5:00 p.m. (New York time) on [—], 2008 by one of two ways:

•	First, you can deliver a written notice to the depositary stating that you would like to revoke your voting instructions; or

•	Second, you can deliver a later-dated signed voting instructional form.

Ordinary shareholders or convertible participating shareholders may change your vote in one of three ways:

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First, you can deliver to Computershare Services PLC, for ordinary shareholders, or to the Company’s registered office, for holders of convertible participating shares, at least 48 hours before the Annual General Meeting a written notice bearing a date later than the proxy you delivered stating that you would like to revoke your proxy.

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Second, you can complete, execute and deliver to Computershare Services PLC, for ordinary shareholders, or to the Company’s registered office, for holders of convertible participating shares, at least 48 hours before the Annual General Meeting a new, later-dated proxy card for the same shares.

•	Third, you can attend the meeting and vote in person. Your attendance at the Annual General Meeting alone will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker.

Q:	What are the tax consequences of the MVL?

A:	We believe that payments made to U.S. Holders (as defined below under the heading “United States Federal Income Tax Consequences to United States Holders of the Company’s Ordinary Shares or ADSs”) in the MVL should be treated as distributions in complete liquidation of the Company under Section 331 of the Code. As such, we believe that U.S. Holders should generally recognize capital gain or loss for U.S. federal income tax purposes upon receipt of liquidating distributions equal to the difference between the amount of the liquidating distributions received by a U.S. Holder and such holders adjusted tax basis in its ordinary shares or ADSs. Nevertheless, there is no guarantee as to how the Internal Revenue Service (the “IRS”) will characterize the payments made to U.S. Holders in the MVL. It is possible that the IRS could contend that the payments made to U.S. Holders in the MVL should be treated as payments received by U.S. Holders in exchange for such holders voting in favor of the MVL. However, we believe that the payments made in the MVL should be treated as liquidating distributions under Section 331 of the Code. If, however, the payments to U.S. Holders were to be treated as payment to such holders to secure their vote in favor of the MVL, such holders would generally recognize ordinary income upon their receipt of payments made in the MVL. In such a case, provided a U.S. Holder receives no payments in the MVL characterized as liquidating distributions under Section 331 of the Code, a U.S. Holder generally will recognize a capital loss in the amount of a U.S. Holder’s adjusted tax basis at the time of the MVL for U.S. federal income tax purposes.

For more information regarding tax matters, see below under the heading “United States Federal Income Tax Consequences to United States Holders of the Company’s Ordinary Shares or ADSs” on page 16. Tax matters can be complicated and the tax consequences of the MVL will depend on a U.S. Holder’s particular tax situation. U.S. Holders are urged to consult their own tax advisor with respect to the U.S. federal income tax consequences of the receipt of a payment from the Company in the MVL.

Q:	Am I entitled to appraisal or dissenters’ right in connection with the MVL?

A:	No. Under applicable English law, holders of our ADSs, ordinary shares and convertible participating shares will not have appraisal or dissenters’ rights in connection with the MVL.

Q:	Can I still sell my shares after entry into the MVL?

A:	If the Company enters into the MVL, pursuant to English law, any transfer of shares, not being made to or with the sanction of the Liquidators, is void. We will therefore close our stock transfer books and prohibit transfers of record ownership of our ordinary shares (including our ADSs) and our convertible participating shares immediately upon entry into the MVL after the Annual General Meeting.

Q:	Who will bear the cost of solicitation of voting instructions and proxies?

A:	The cost of soliciting voting instructions and proxies will be borne by Danka. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the Annual General Meeting at a cost of approximately $25,000 plus expenses. In addition to the use of the mails, voting instructions and proxies may be solicited personally or by telephone by our employees; no additional compensation will be paid to our employees for such services. We may also reimburse brokers, The Bank of New York Mellon, the depositary of our ADS program, and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their voting instructions and/or proxies.

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Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the MVL and the Annual General Meeting, including the procedures for voting your shares, you should contact:

For American Depository Shares:

ADS Depositary

The Bank of New York Mellon

ADS Division

101 Barclay Street

New York, New York 10286

or

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Telephone: (888) 750-5834

For ordinary shares or convertible participating shares:

Danka Business Systems PLC

Masters House

107 Hammersmith Road

London W14 0QH England

or

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Telephone: (888) 750-5834

Neither the Securities and Exchange Commission, or “SEC,” nor any state securities regulatory agency has approved or disapproved the MVL, passed upon the merits or fairness of the MVL or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the MVL and related proposals necessary to effect the MVL and other resolutions, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” on page 46.

The Company (page 9)

Danka Business Systems PLC

Masters House, 107 Hammersmith Road

London W14 0QH England

Telephone: 011-44-207-605-0150 (UK)

Danka Business Systems PLC, a UK public limited company, was formed in 1977 and was one of the leading independent providers of comprehensive document solutions including office imaging equipment, software, support, and related services and supplies in the United States. On June 27, 2008, Danka completed the sale of the Company’s wholly-owned U.S. subsidiary, DOIC, to Konica Minolta, which constituted the sale of the Company’s remaining business operations. Danka currently has no continuing operations.

Proposals 1-5—The MVL and Related Proposals Necessary to Effect the MVL (page 10)

The MVL

The MVL is a voluntary liquidation in which it is expected all creditors of Danka will be paid in full together with statutory interest. The MVL will commence upon Danka shareholders passing the resolutions at the Annual General Meeting to approve, among other things, the MVL and to appoint the liquidators.

As required by the UK Insolvency Act 1986 for a members’ voluntary liquidation, all or a majority of the directors of the Company will swear a statutory declaration of solvency prior to the Annual General Meeting that they have made a full inquiry into the affairs of the Company and that, having done so, they have formed the opinion that the Company will be able to pay its debts in full, together with interest at the official rate, within a period of 12 months from the commencement of the MVL.

If the resolutions relating to the MVL are not approved at the Annual General Meeting, the resolution to wind up the Company will be void and of no effect and the MVL will not commence.

Subject to the passing of the resolutions relating to the MVL at the Annual General Meeting, upon appointment the liquidators’ duties will be to realize the Company’s assets, inquire into the existence and value of creditors’ claims against the Company, settle any liabilities and return any surplus assets to Danka shareholders as soon as practicable after the Annual General Meeting.

In order to deal with creditors’ claims, the liquidators will write to all of the Company’s known creditors (actual and contingent), requiring them to prove their claims by a claims deadline. The liquidators will also give notice in appropriate newspapers in order to draw to the attention of the Company’s creditors that they intend to make a distribution to creditors. The liquidators will not be obliged to deal with any claims of creditors lodged after the expiration of the claims deadline (although they may do so, if they think fit).

The liquidators will have wide statutory powers enabling them to bring finality to matters and concluded the MVL expeditiously, including the power to estimate any contingent claims.

As disclosed in the proxy statement distributed to Danka shareholders for the extraordinary general meeting of the Company on June 27, 2008, the Company’s directors expected that, in aggregate, an amount of approximately US$50 million (after distribution of the agreed allocation to the holders of ordinary shares (including holders of ADSs) and not including any remaining proceeds from the escrow account established for the benefit of Konica Minolta) would ultimately be available for distribution to convertible participating shareholders in the MVL. Since the extraordinary general meeting, Ricoh Europe, B.V. (the acquiror of Danka’s European operations) has notified the Company of claims in the amount of approximately $7.5 million (inclusive of $5 million of obligations which we had identified previously) for which Ricoh is seeking indemnification from the Company. Such amount also assumed that the $10 million held by Konica Minolta as security for the purchase price adjustment and $10 million from the net worth adjustment would be forthcoming, and is also subject to the ongoing expenses of the Company and expenses incurred by the liquidators through the MVL process. We can provide no assurance as to what Konica Minolta’s position will be with respect to the amount of the net worth adjustment. Distributions will be made as soon as possible after the Annual General Meeting, subject to the level of claims received by the liquidators and the progress made in agreeing those claims.

The Company’s directors believe that the MVL will enable the net cash in the Company, after taking into account all known actual and contingent liabilities of the Company and payment of the fees, costs and expenses of the MVL, to be returned to Danka shareholders in the most cost effective and timely manner.

Following the return of any remaining surplus assets to the Company’s shareholders, the liquidators will hold a final general meeting of the Company for the purpose of laying before it an account of the winding up showing how it has been conducted and how the Company’s property has been disposed of. Within one week after this general meeting, the liquidators will send to the registrar of companies a copy of the account, and will make a return to him of the holding of the meeting and its date. The Company will be deemed to be dissolved automatically on the expiration of three months after the account and return have been registered by the registrar of companies.

IN THE EVENT THAT THE LIABILITIES OF, AND CREDITORS CLAIMS AGAINST, THE COMPANY SUBSTANTIALLY EXCEED THE AMOUNTS ANTICIPATED BY THE DIRECTORS, IT IS POSSIBLE THAT EITHER A REDUCED DISTRIBUTION OR NO DISTRIBUTION WOULD BE MADE BY THE LIQUIDATORS TO DANKA SHAREHOLDERS.

DANKA SHAREHOLDERS SHOULD NOTE THAT THE DECISION BOTH AS TO THE QUANTUM AND TIMING OF THE DISTRIBUTIONS IN THE LIQUIDATION WILL BE FOR THE LIQUIDATORS TO DETERMINE IN ACCORDANCE WITH THEIR DUTIES AS SUCH. THEIR DECISION WILL BE MADE ONLY AFTER THEY HAVE CARRIED OUT ALL INQUIRIES THAT THEY CONSIDER APPROPRIATE.

The Appointment of the liquidators

The appointment of the liquidators will become effective immediately upon the resolutions relating to the MVL coming into effect. At that point, the powers of our board of directors will cease and the liquidators will assume responsibility for the liquidation of the Company, including the payment of fees, costs and expenses of the MVL, the discharging of any remaining liabilities of the Company and the distribution of the Company’s surplus assets.

Authorization of the liquidators

It is proposed that Danka shareholders authorize the liquidators to exercise the powers laid down in Schedule 4, Part I of the UK Insolvency Act 1986 as may be necessary or desirable in their judgment in order to wind up the Company.

Remuneration of the liquidators

It is proposed that the remuneration of the liquidators be fixed, in accordance with the terms of their engagement letter with the Company, at their normal charging rates by reference to the time properly given by them and members of their staff in attending to matters arising in the winding up of the Company (including those falling outside their statutory duties but in all respects in accordance with the terms of their engagement letter with the Company) and that Danka shareholders authorize the liquidators to draw sums on account of their remuneration at such intervals as they reasonably determine and to pay any expenses and disbursements properly incurred by them in respect of the winding up.

Authorization of the liquidators to Wind Up Company Subsidiaries

It is proposed that Danka shareholders authorize the liquidators to do all such things as are necessary to wind up the remaining subsidiaries of the Company, including without limitation appointing themselves as joint liquidators of the UK subsidiaries and to draw their remuneration in respect of any subsidiary liquidations from the Company on the same basis as described above.

Proposals 6-10—Re-election of Directors; Re-appointment of Auditors (page 19)

Re-election of Directors

It is proposed that Kevin C. Daly, David J. Downes, W. Andrews McKenna and J. Ernest Riddle be re-elected to serve as directors of the Company for a term of three years in the case of Misters Daly, Downes and McKenna and for a term of one year in the case of Mr. Riddle.

Re-appointment of Auditors

It is proposed that Ernst and Young LLP be re-appointed to serve as the Company’s Auditors until the conclusion of the 2009 Annual General Meeting and that the Board of Directors of the Company, or a duly appointed Committee thereof, be authorized to fix the Auditors’ remuneration.

The proposals with respect to the re-election of directors and the re-appointment of auditors will only be proposed at the Annual General Meeting if the MVL is not approved by the requisite majority of the votes cast at the Annual General Meeting.

Proposal 11—Approval of Directors’ Remuneration Report

It is proposed that the Directors’ Remuneration Report for the year ended March 31, 2008 be approved.

Reasons for the MVL and Recommendation of the Danka Board of Directors (page 12)

On June 27, 2008, following shareholder approval, we completed the sale of the DOIC to Konica Minolta.

At the extraordinary general meeting of Danka shareholders at which the sale transaction was approved, our board of directors had also proposed distributing the net proceeds from the sale through a United Kingdom (UK) process of members’ voluntary liquidation. This proposal was not approved by the requisite majority of votes cast by Danka shareholders and, consequently, the Company did not enter into a members’ voluntary liquidation at that time.

Since the completion of the sale of DOIC, the Company’s board of directors has assessed the alternatives available to distribute the net proceeds of the sale of DOIC among Danka shareholders. In assessing the available alternatives, the board of directors has been mindful of the fact that there is no guarantee that the holders of the Company’s convertible participating shares will not take action(s) that may be available to them under applicable law, for example seeking an involuntary winding up of the Company, to recover amounts to which they are entitled pursuant to Danka’s Articles, and, in fact, the Company has been advised that one or more of its convertible participating shareholders may seek such a winding up of the Company. The passage of time continues the accretion in the value of our convertible participating shares (which exceeds the amount of the net proceeds from the sale of DOIC), further reducing the return to the holders of convertible participating shares and increasing the possibility of no return to the holders of ordinary shares (and ADSs).

Accordingly, if the convertible participating shareholders were able to put the Company into involuntary liquidation, it is unlikely that ordinary shareholders (including ADS holders) would receive any distribution.

In connection with the negotiation and execution of the stock purchase agreement with Konica Minolta, an independent committee of the Company’s board of directors reached agreement after considerable negotiations with the Cypress Shareholders, which would entitle the holders of the Company’s ordinary shares, including holders of the Company’s ADSs, to be paid a cash amount equal to $0.025 per ordinary share, or $0.10 per ADS, in a members’ voluntary liquidation. In order to effect this arrangement, the Company procured the agreement of the Cypress Shareholders, together with the other holder of our convertible participating shares, to irrevocably and unconditionally direct and instruct the liquidators to pay to the holders of ordinary shares (including holders of ADSs) the payment described above out of the proceeds of a members’ voluntary liquidation, prior to any distribution of the proceeds of a members’ voluntary liquidation to the holders of convertible participating shares.

In light of the factors discussed above, the board of directors believes that the undertakings which the board of directors has procured from the convertible participating shareholders in the deed of undertaking, which only apply in the context of a members’ voluntary liquidation, represent the only realistic prospect of ordinary shareholders (including ADS holders) obtaining a return from the Company’s net cash. Further, in light of the fact that the Company has ceased to have any trading operations, as well as permitting ordinary shareholders (including ADS holders) to obtain a return and to permit the net cash in the Company to be returned to Danka shareholders in the most cost effective and timely manner, the MVL will allow for Danka’s affairs to be wound up in an orderly and efficient manner.

Our board of directors considered a number of factors in evaluating the MVL and related proposals necessary to effect the MVL and other resolutions, and consulted with its legal and financial advisors in so doing. After careful consideration, our board of directors has unanimously determined (with two directors abstaining with respect to the MVL and related proposals necessary to effect the MVL) that the MVL and related proposals necessary to effect the MVL are fair (including from a financial point of view) and reasonable and that all of the Resolutions are in the best interests of Danka and its shareholders as a whole, and recommends that you vote “FOR” the Resolutions. The two abstaining directors are the directors appointed by the Cypress Shareholders pursuant to the Articles, and, as principals of the Cypress Shareholders, they abstained due to their material interest in the MVL; however, the Cypress Shareholders have agreed to vote in favor of the MVL and related proposals necessary to effect the MVL.

In reaching its decision to approve the MVL and related proposals necessary to effect the MVL, and to recommend that you vote for the Resolutions, our board of directors consulted with our senior management, financial advisors and legal counsel and reviewed a significant amount of information and considered a number of factors, including, among others, the following:

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the possible alternatives to the MVL, the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of the alternatives were reasonably likely to present superior opportunities for the Company or to create greater value for our shareholders, taking into account the risks of execution, than the MVL;

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the likelihood that the continued accretion in the value of our convertible participating shares would outpace the increase in the value of the Company, further reducing the return to the holders of convertible participating shares and increasing the possibility of no return to the holders of ordinary shares (and ADSs);

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the fact that the Cypress Shareholders, together with the Company’s other convertible participating shareholder, agreed to irrevocably and unconditionally direct and instruct the liquidators to pay to the holders of ordinary shares (including holders of ADSs) a cash amount equal to $0.025 per ordinary share, or $0.10 per ADS, in the MVL, an amount they would not otherwise be entitled to receive;

•	the timing risk of the MVL and the risk that if we do not enter into the MVL, we may not have another opportunity to do so;

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the likelihood that the holders of the Company’s convertible participating shares may take action(s) that may be available to them under applicable law, for example seeking an involuntary winding up of the Company, to recover amounts to which they are entitled pursuant to Danka’s Articles; and

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our board of directors’ belief that the MVL enables the net cash in the Company, and after taking into account all known actual and contingent liabilities of the Company and payment of the fees, costs and expenses of the MVL, to be returned to Danka shareholders in the most cost effective and timely manner.

In the course of its deliberations, our board of directors also considered a variety of risks and other factors weighing negatively against the MVL and related proposals necessary to effect the MVL, including the following:

•	the risks and contingencies related to the announcement and pendency of the MVL and related proposals necessary to effect the MVL;

•	the costs associated with the MVL;

•	the risk that distributions from the MVL might not be made in the near future or at all; and

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the possibility that the holders of our convertible participating shares may not receive any distributions in the MVL, or at a maximum, will receive distributions equaling less than 20% of the approximately US$384 million in accrued payments to which they are currently entitled.

The board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section of the proxy statement, and the board of directors carefully considered all of these factors in reaching its determination and recommendation.

The Annual General Meeting of Danka Business Systems PLC

Date, Time and Place. We will hold the Annual General Meeting at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, at [—], London time, on [—], 2008, to consider and vote upon the Resolutions.

Record Date and Voting Power. Holders of ADSs as of the close of business on [—], 2008 are entitled to provide voting instructions to The Bank of New York Mellon as depositary to be voted at the Annual General Meeting by the depositary pursuant to such voting instructions received.

ADS holders are not entitled to vote at the Annual General Meeting. You may grant a proxy to vote your shares to the depositary through the enclosed voting instructional form.

Pursuant to Regulation 34 of the Uncertified Securities Regulations 1995, Danka has specified that, to be entitled to attend and vote at the Annual General Meeting (and for the purpose of determining the number of votes they may cast), shareholders must be entered on the Company’s Register of Members at [—] (London time) on [—], 2008 (or, in the event that the meeting is adjourned or postponed, 48 hours before the time of any adjourned or postponed meeting).

Ordinary shareholders will have one vote at the Annual General Meeting for each ordinary share owned by such holders at [— ] (London time) on [—], 2008. As of the date hereof, there are 259,148,748 ordinary shares issued and outstanding and entitled to vote at the Annual General Meeting, of which approximately 230,861,471 shares (89%) are represented by ADSs.

Convertible participating shareholders will have as many votes for each convertible participating share owned as equals the number of ordinary shares into which the convertible participating share is convertible as of [—] (London time) on [—], 2008. There are 381,132 convertible participating shares (or 123,391,484 ordinary shares on an as converted basis) issued and outstanding and entitled to vote at the Annual General Meeting.

Quorum. A quorum of shareholders is necessary to hold the Annual General Meeting. A quorum is present at the Annual General Meeting if at least three holders of record of ordinary shares and/or convertible participating shares are present in person or by proxy at the Annual General Meeting.

Required Vote.

MVL

Entry into the MVL requires the affirmative vote of at least 75% of the votes cast at the Annual General Meeting.

Appointment of the Liquidators

The appointment of the Liquidators requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Remuneration of Liquidators

The approval of the remuneration of the Liquidators requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Authorization of Liquidators to Exercise Powers

The authorization of the Liquidators to exercise the powers set forth in Schedule 4, Part I of the UK Insolvency Act 1986 requires the affirmative vote of at least 75% of the votes cast at the Annual General Meeting.

Authorization of the Liquidators to Wind Up Company Subsidiaries

The authorization of the Liquidators to do all things necessary to wind up the remaining subsidiaries of the Company requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Re-election of Directors

Re-election of directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Re-appointment of Auditors

Re-appointment of Ernst and Young LLP to serve as the Company’s Auditors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Approval of Remuneration Report

The approval of the Directors’ Remuneration Report for the year ended March 31, 2008 requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Holders of ordinary shares (and ADSs) and convertible participating shares vote together as a single class on the Resolutions. Holders of 349,663 of our convertible participating shares, (or 113,203,396 ordinary shares on an as converted basis) representing approximately 29.6% of the combined voting power of Danka’s outstanding capital stock, have agreed to vote their shares in favor of the MVL and related proposals necessary to effect the MVL.

Appraisal Rights (page 16)

Under applicable UK law, holders of our American Depository Shares, ordinary shares and convertible participating shares will not have appraisal or dissenters’ rights in connection with the MVL.

Regulatory Matters (page 16)

No federal or state regulatory requirements must be complied with nor any approvals obtained in connection with the MVL.

Material United States Federal Income Tax Consequences of the MVL (page 16)

As the payments which would be made in the MVL would be made by the Company, we believe that payments made to U.S. Holders (as defined below under the heading “United States Federal Income Tax Consequences to United States Holders of the Company’s Ordinary Shares or ADSs”) in the MVL should be treated as distributions in complete liquidation of the Company under Section 331 of the Code. As such, we believe that U.S. Holders should generally recognize capital gain or loss for U.S. federal income tax purposes upon receipt of liquidating distributions equal to the difference between the amount of the liquidating distributions received by a U.S. Holder and such holders adjusted tax basis in its ordinary shares or ADSs. Nevertheless, there is no guarantee as to how the IRS will characterize the payments made to U.S. Holders in the MVL. It is possible that the IRS could contend that the payments made to U.S. Holders in the MVL should be treated as payments received by U.S. Holders in exchange for such holders voting in favor of the MVL. However, we believe that the payments made in the MVL should be treated as liquidating distributions under Section 331 of the Code. If, however, the payments to U.S. Holders were to be treated as payment to such holders to secure their vote in favor of the MVL, such holders would generally recognize ordinary income upon their receipt of payments made in the MVL. In such a case, provided a U.S. Holder receives no payments in the MVL characterized as liquidating distributions under Section 331 of the Code, a U.S. Holder generally will recognize a capital loss in the amount of a U.S. Holder’s adjusted tax basis at the time of the MVL for U.S. federal income tax purposes.

For more information regarding tax matters, see below under the heading “United States Federal Income Tax Consequences to United States Holders of the Company’s Ordinary Shares or ADSs” on page 16. Tax matters can be complicated and the tax consequences of the MVL will depend on a U.S. Holder’s particular tax situation. U.S. Holders are urged to consult their own tax advisor with respect to the U.S. federal income tax consequences of the receipt of a payment from the Company in the MVL.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following:

•	the risk that the MVL may not be consummated in a timely manner if at all;

•	the risk that distributions from the MVL might not be made in the near future or at all;

•	any inability to comply with the Sarbanes-Oxley Act of 2002;

•	any material adverse change in financial markets, the economy or in our financial position;

•	any incurrence of tax or other liabilities or tax or other payments beyond our current expectations, which could adversely affect our liquidity;

•	any negative impact of the accreted value of our outstanding convertible participating shares or its continued accretion;

•	any negative impact of our continued organization as an England and Wales registered Company following the sale of our U.S. operating business;

•	actions of governmental entities, including regulatory requirements;

•	actions by shareholders in connection with the distribution of the net proceeds from the sale of Danka Office Imaging Company;

•	the outcome of legal proceedings to which we are or may become a party; and

•	other risks including those risks identified in any of our filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our Company.

THE COMPANY

Danka Business Systems PLC

Danka Business Systems PLC, a UK public limited company, was formed in 1977 and was one of the leading independent providers of comprehensive document solutions including office imaging equipment, software, support, and related services and supplies in the United States. We offered a wide range of state of the art office imaging products, services, supplies and solutions that primarily included digital, black and white and color copiers/printers, peripherals, facsimile machines and software, contract services, including professional and consulting services, maintenance, supplies, leasing arrangements, technical support and training.

On June 27, 2008, Danka completed the sale of the Company’s wholly-owned U.S. subsidiary, DOIC, to Konica Minolta, which constituted the sale of the Company’s remaining business operations. Danka currently has no continuing operations.

Our principal executive offices are located at Masters House, 107 Hammersmith Road, London W14 0QH England. Our telephone number in the United Kingdom is 011-44-207-605-0150. Our website is located at: http://www.dankabusinesssystemsplc.com. Additional information regarding Danka is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information,” on page 46.

PROPOSALS

Proposals 1-5—The Liquidation and Related Proposals

The following discussion summarizes the material terms of the MVL, including the related proposals to (i) enter into the MVL; (ii) appoint Jeremy Spratt and Finbarr O’Connell of KPMG LLP as joint liquidators (the “Liquidators”) for the purpose of the members’ voluntary winding-up of the Company; (iii) authorize the Liquidators to exercise the powers laid down in Schedule 4, Part I of the UK Insolvency Act 1986; (iv) approve the remuneration of the Liquidators; and (v) authorize the Liquidators to do all things necessary to wind up the remaining subsidiaries of the Company.

Background of the MVL and Related Proposals

Background of the MVL

Over the past several years, our business was challenged by certain factors, primarily technological advancements in the markets we served, the need to adapt to such advances and increased competition. These challenges were exacerbated by the level of our indebtedness and our liquidity requirements. In response to these challenges and in order to strengthen our balance sheet we engaged in a number of restructuring transactions and cost reduction efforts and sold the entirety of our operations outside of the United States, including most recently the January 2007 sale of our European operations to Ricoh Europe, B.V.

Given the Company’s capital structure and the accreted value of the convertible participating shares, the Company’s inability to procure any further debt financing beyond the senior secured credit facility provided by General Electric Capital Corporation in June 2007, and the inability to find a strategic investor, the Company concluded that the only viable alternative (outside a material restructuring of operations of the Company that might have somehow significantly altered the Company’s liquidity position and strength in the marketplace) was to consider a sale of the Company or its remaining operations in the U.S.

Beginning in January 2008, the Company negotiated a stock purchase agreement with Konica Minolta, pursuant to which Konica Minolta agreed to purchase the outstanding capital stock of DOIC, the Company’s wholly-owned U.S. subsidiary through which Danka conducted its remaining business operations. On April 8, 2008, the stock purchase agreement was executed.

In connection with the negotiation and execution of the stock purchase agreement, an independent committee of the board of directors (the “Committee”) created at the January 2008 meeting of the board of directors, negotiated with the Cypress Shareholders, who hold approximately 92% of the Company’s convertible participating shares, concerning the allocation of the net proceeds of the sale of the Company’s U.S. operations between holders of the Company’s convertible participating shares and ordinary shares, including ADSs. The Committee consisted of the members of the Company’s Audit Committee, David J. Downes, Kevin C. Daly and J. Ernest Riddle, as well as the Company’s lead director, W. Andrew McKenna. Under the terms of Danka’s existing Articles of Association, the holders of Danka’s ordinary shares (and ADSs) would not be entitled to receive any portion of the amount which is available for distribution to Danka’s shareholders.

Following considerable discussions among the Cypress Shareholders, the Committee and the Company’s financial advisor, the Cypress Shareholders and the Committee representatives agreed on a distribution allocation in a members’ voluntary liquidation of $0.10 per ADS (or $0.025 per ordinary share), which, given the Committee’s and the Cypress Shareholders’ knowledge that, under the Company’s existing Articles of Association, the holders of ordinary shares (including holders of ADSs) would not be entitled to receive any portion of the amount which was expected to be available for distribution to Danka’s shareholders, represented a potential return to ordinary shareholders and allowed the transaction with Konica Minolta to proceed. The Committee subsequently convened and unanimously agreed to recommend the liquidation distribution allocation of $0.10 per ADS (or $0.025 per ordinary share) to the full board of directors. The Cypress Shareholders and

Danka also entered into a letter agreement at the time of the execution of the stock purchase agreement and a deed of undertaking, pursuant to which the Cypress Shareholders agreed formally to the distribution allocation in a members’ voluntary liquidation described above.

The Committee and the board of directors considered the utility of obtaining a fairness opinion as it related to the consideration to be received by the ordinary shareholders of Danka in a members’ voluntary liquidation, but decided not to request such an opinion because, under the terms of Danka’s Articles of Association, the holders of Danka’s ordinary shares (including holders of ADSs) would not be entitled to receive any portion of the amount which is expected to be available for distribution to Danka’s shareholders in a members’ voluntary liquidation. However, because the convertible participating shareholders agreed to irrevocably and unconditionally direct and instruct the Liquidators to pay to the holders of Danka’s ordinary shares (including holders of ADSs), a cash distribution of $0.025 per ordinary share, or $0.10 per ADS, if sufficient funds are available for distribution to Danka’s shareholders in a members’ voluntary liquidation, the Committee and the board of directors concluded that the holders of Danka’s ordinary shares (including holders of ADSs) would receive greater consideration than they would otherwise have received under the terms of Danka’s Articles of Association.

In order to effect the agreed allocation in a members’ voluntary liquidation, the Company procured the agreement of the Cypress Shareholders, together with the other holder of our convertible participating shares, to irrevocably and unconditionally direct and instruct the Liquidators to pay to the holders of ordinary shares (including holders of ADSs) the agreed allocation of $0.10 per ADS (or $0.025 per ordinary share) out of the proceeds of a members’ voluntary liquidation, prior to any distribution of the proceeds of a members’ voluntary liquidation to the holders of convertible participating shares.

On June 27, 2008, following shareholder approval, we completed the sale of the Company’s wholly-owned U.S. subsidiary, DOIC, through which Danka conducted its remaining business operations, to Konica Minolta. At the extraordinary general meeting of Danka shareholders at which the sale transaction was approved, a members’ voluntary liquidation was not approved by the requisite majority of votes cast by Danka shareholders and, consequently, the Company did not enter into a members’ voluntary liquidation at that time.

Since the completion of the sale of DOIC, the Company’s board of directors has assessed the alternatives available to distribute the net proceeds of the sale of DOIC among Danka shareholders. In assessing the available alternatives, the board of directors has been mindful of the fact that there is no guarantee that the holders of the Company’s convertible participating shares will not take action(s) that may be available to them under applicable law, for example seeking an involuntary winding up of the Company, to recover amounts to which they are entitled pursuant to Danka’s Articles, and, in fact, the Company has been advised that one or more of its convertible participating shareholders may seek such an involuntary winding up of the Company. The passage of time continues the accretion in the value of our convertible participating shares (which exceeds the amount of the net proceeds from the sale of DOIC), further reducing the return to the holders of convertible participating shares and increasing the possibility of no return to the holders of ordinary shares (and ADSs).

Accordingly, if the convertible participating shareholders were able to put the Company into involuntary liquidation, it is unlikely that ordinary shareholders (including ADS holders) would receive any distribution.

In connection with the negotiation and execution of the stock purchase agreement with Konica Minolta, an independent committee of the Company’s board of directors reached agreement after considerable negotiations with the Cypress Shareholders which would entitle the holders of the Company’s ordinary shares, including holders of the Company’s ADSs, to be paid a cash amount equal to $0.025 per ordinary share, or $0.10 per ADS, in a members’ voluntary liquidation. In order to effect this arrangement, the Company procured the agreement of the Cypress Shareholders, together with the other holder of our convertible participating shares, to irrevocably and unconditionally direct and instruct the Liquidators to pay to the holders of ordinary shares (including holders of ADSs) the payment described above out of the proceeds of a members’ voluntary liquidation, prior to any distribution of the proceeds of a members’ voluntary liquidation to the holders of convertible participating shares.

In light of the factors discussed above, the board of directors believes that the undertakings which the board of directors has procured from the convertible participating shareholders in the deed of undertaking, which only apply in the context of a members’ voluntary liquidation, represent the only realistic prospect of ordinary shareholders (including ADS holders) obtaining a return from the Company’s net cash. Further, in light of the fact that the Company has ceased to have any trading operations, as well as permitting ordinary shareholders (including ADS holders) to obtain a return and to permit the net cash in the Company to be returned to Danka shareholders in the most cost effective and timely manner, the members’ voluntary liquidation will allow for Danka’s affairs to be wound up in an orderly and efficient manner. As a result, at a meeting of the board of directors held on September 3, 2008, the board of directors determined to again propose a members’ voluntary liquidation at the Annual General Meeting.

Reasons for the MVL and Recommendation of the Danka Board of Directors

Our board of directors considered a number of factors in evaluating the MVL and related proposals necessary to effect the MVL and other resolutions, and consulted with its legal and financial advisors in so doing. After careful consideration, our board of directors has unanimously determined (with two directors abstaining with respect to the MVL and related proposals necessary to effect the MVL) that the MVL and related proposals necessary to effect the MVL are fair (including from a financial point of view) and reasonable and that all of the Resolutions are in the best interests of Danka and its shareholders as a whole, and recommends that you vote “FOR” the Resolutions. The two abstaining directors are the directors appointed by the Cypress Shareholders pursuant to the Articles, and, as principals of the Cypress Shareholders, they abstained due to their material interest in the MVL; however, the Cypress Shareholders have agreed to vote in favor of the MVL and related proposals necessary to effect the MVL.

In reaching its decision to approve the MVL and related proposals necessary to effect the MVL, and to recommend that you vote for the Resolutions, our board of directors consulted with our senior management, financial advisors and legal counsel and reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•

the possible alternatives to the MVL, the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of the alternatives were reasonably likely to present superior opportunities for the Company or to create greater value for our shareholders, taking into account the risks of execution, than the MVL;

•

the likelihood that the continued accretion in the value of our convertible participating shares would outpace the increase in the value of the Company, further reducing the return to the holders of convertible participating shares and increasing the possibility of no return to the holders of ordinary shares (and ADSs);

•

the fact that the Cypress Shareholders, together with the Company’s other convertible participating shareholder, agreed to irrevocably and unconditionally direct and instruct the Liquidators to pay to the holders of ordinary shares (including holders of ADSs) a cash amount equal to $0.025 per ordinary share, or $0.10 per ADS, in the MVL, an amount they would not otherwise be entitled to receive;

•	the timing risk of the MVL and the risk that if we do not enter into the MVL, we may not have another opportunity to do so;

•

the likelihood that one or more of our convertible participating shareholders may seek an involuntary liquidation under English law, which may result in no return to the holders of ordinary shares (including ADSs); and

•

our board of directors’ belief that the MVL enables the net cash in the Company, and after taking into account all known actual and contingent liabilities of the Company and payment of the fees, costs and expenses of the MVL, to be returned to Danka shareholders in the most cost effective and timely manner.

In the course of its deliberations, our board of directors also considered a variety of risks and other factors weighing negatively against the MVL and related proposals necessary to effect the MVL, including the following:

•	the risks and contingencies related to the announcement and pendency of the MVL and related proposals necessary to effect the MVL;

•	the costs associated with the MVL;

•	the risk that distributions from the MVL might not be made in the near future or at all; and

•

the possibility that the holders of our convertible participating shares may not receive any distributions in the MVL, or at a maximum, will receive distributions equaling less than 20% of the approximately US$384 million in accrued payments to which they are currently entitled.

The board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section of the proxy statement, and the board of directors carefully considered all of these factors in reaching its determination and recommendation.

The MVL

The MVL is a voluntary liquidation in which it is expected all creditors of Danka will be paid in full together with statutory interest. The MVL will commence upon Danka shareholders passing the resolutions at the Annual General Meeting to approve, among other things, the MVL and to appoint the liquidators.

As required by the UK Insolvency Act 1986 for a members’ voluntary liquidation, all or a majority of the directors of the Company will swear a statutory declaration of solvency prior to the Annual General Meeting that they have made a full inquiry into the affairs of the Company and that, having done so, they have formed the opinion that the Company will be able to pay its debts in full, together with interest at the official rate, within a period of 12 months from the commencement of the MVL.

If the resolutions relating to the MVL are not approved at the Annual General Meeting, the resolution to wind up the Company will be void and of no effect and the MVL will not commence.

Subject to the passing of the resolutions relating to the MVL at the Annual General Meeting, upon appointment the liquidators’ duties will be to realize the Company’s assets, inquire into the existence and value of creditors’ claims against the Company, settle any liabilities and return any surplus assets to Danka shareholders as soon as practicable after the Annual General Meeting.

In order to deal with creditors’ claims, the liquidators will write to all of the Company’s known creditors (actual and contingent), requiring them to prove their claims by a claims deadline. The liquidators will also give notice in appropriate newspapers in order to draw to the attention of the Company’s creditors that they intend to make a distribution to creditors. The liquidators will not be obliged to deal with any claims of creditors lodged after the expiration of the claims deadline (although they may do so, if they think fit).

The liquidators will have wide statutory powers enabling them to bring finality to matters and concluded the MVL expeditiously, including the power to estimate any contingent claims.

As disclosed in the proxy statement distributed to Danka shareholders for the extraordinary general meeting of the Company on June 27, 2008, the Company’s directors expected that, in aggregate, an amount of approximately US$50 million (after distribution of the agreed allocation to the holders of ordinary shares (including holders of ADSs) and not including any remaining proceeds from the escrow account established for the benefit of Konica Minolta) would ultimately be available for distribution to convertible participating shareholders in the MVL. Since the extraordinary general meeting, Ricoh Europe B.V. (the acquiror of Danka’s

European operations) has notified the Company of claims in the amount of approximately $7.5 million (inclusive of $5 million of obligations which we had identified previously) for which Ricoh is seeking indemnification from the Company. Such amount also assumed that the $10 million held by Konica Minolta as security for the purchase price adjustment and $10 million from the net worth adjustment would be forthcoming, and is also subject to the ongoing expenses of the Company and expenses incurred by the liquidation through the MVL process. We can provide no assurance as to what Konica Minolta’s position will be with respect to the amount of the net worth adjustment. Distributions will be made as soon as possible after the Annual General Meeting, subject to the level of claims received by the liquidators and the progress made in agreeing those claims.

The Company’s directors believe that the MVL will enable the net cash in the Company, after taking into account all known actual and contingent liabilities of the Company and payment of the fees, costs and expenses of the MVL, to be returned to Danka shareholders in the most cost effective and timely manner.

Following the return of any remaining surplus assets to the Company’s shareholders, the liquidators will hold a final general meeting of the Company for the purpose of laying before it an account of the winding up showing how it has been conducted and how the Company’s property has been disposed of. Within one week after this general meeting, the liquidators will send to the registrar of companies a copy of the account, and will make a return to him of the holding of the meeting and its date. The Company will be deemed to be dissolved automatically on the expiration of three months after the account and return have been registered by the registrar of companies.

IN THE EVENT THAT THE LIABILITIES OF, AND CREDITORS CLAIMS AGAINST, THE COMPANY SUBSTANTIALLY EXCEED THE AMOUNTS ANTICIPATED BY THE DIRECTORS, IT IS POSSIBLE THAT EITHER A REDUCED DISTRIBUTION OR NO DISTRIBUTION WOULD BE MADE BY THE LIQUIDATORS TO DANKA SHAREHOLDERS.

DANKA SHAREHOLDERS SHOULD NOTE THAT THE DECISION BOTH AS TO THE QUANTUM AND TIMING OF THE DISTRIBUTIONS IN THE LIQUIDATION WILL BE FOR THE LIQUIDATORS TO DETERMINE IN ACCORDANCE WITH THEIR DUTIES AS SUCH. THEIR DECISION WILL BE MADE ONLY AFTER THEY HAVE CARRIED OUT ALL INQUIRIES THAT THEY CONSIDER APPROPRIATE.

Final Record Date

Pursuant to UK law, we will close our share transfer books and discontinue recording transfers of our ordinary shares (including ADSs) and convertible participating shares immediately upon entry into the MVL following shareholder approval of the MVL at the Annual General Meeting. Therefore the date of entry into the MVL will also serve as the final record date (the “Final Record Date”) for determining the holders of ordinary shares (including ADSs) and convertible participating shares entitled to receive any distribution made to the holders of ADSs in the MVL.

Accordingly, after the Final Record Date, certificates representing ordinary shares (including ADSs) and convertible participating shares will not be assignable or transferable on our books except by will, intestate succession or operation of law. It is anticipated that no further trading of our shares will occur after the Final Record Date. All liquidating distributions made by the Liquidators after the Final Record Date will be made to shareholders according to their holdings of ordinary shares (including ADSs) or convertible participating shares as of the Final Record Date.

Trading of ADSs

Pursuant to UK law, we will close our share transfer books on the Final Record Date and cease recording share transfers at such time. Accordingly, it is expected that trading in record ownership of the shares will cease on and after the Final Record Date.

Reporting Requirements

If the MVL is approved and the Company enters into the MVL, the Company may cease to file reports under the Exchange Act, and the Company may, to the extent we deem necessary or desirable, file a “no-action” request with the SEC asking that the SEC’s Division of Corporation Finance not recommend enforcement action against the Company if it ceases filing Exchange Act reports.

De-Listing from the London Stock Exchange

It is expected that the listing of Danka’s ordinary shares on the London Stock Exchange will be suspended at 7:30 a.m. on the day of the Annual General Meeting.

Subject to the approval of all the resolutions relating to the MVL, application will be made to cancel the listing of Danka’s ordinary shares on the official list maintained by the UK Listing Authority (the “Official List”) and the admission to trading of Danka’s ordinary shares on the London Stock Exchange’s market for listed securities. In the event that the resolutions relating to the MVL are duly approved, it is expected that the listing and admission to trading of Danka’s ordinary shares will be cancelled at 8:00 a.m. on the business day following the Annual General Meeting, being [—], 2008.

In the event that the resolution to approve the MVL is not passed by the requisite majority at the Annual General Meeting, the suspension of Danka’s ordinary shares will end and the listing of the ordinary shares on the Official List and the admission to trading of ordinary shares on the London Stock Exchange’s market for listed securities will resume at 7.30 a.m. on the business day following the Annual General Meeting, being [—], 2008.

Appointment of Liquidators

It is proposed that Jeremy Spratt and Finbarr O’Connell of KPMG LLP be appointed Liquidators for the purpose of the MVL.

The appointment of the Liquidators will become effective immediately upon the Resolutions coming into effect. At that point, the powers of our board of directors will cease and the Liquidators will assume responsibility for the liquidation of the Company, including the payment of fees, costs and expenses of the MVL, the discharging of any remaining liabilities of the Company and the distribution of the Company’s surplus assets.

Authorization of Liquidators

It is proposed that Danka shareholders authorize the Liquidators to exercise the powers laid down in Schedule 4, Part I of the UK Insolvency Act 1986 in order to wind up the Company.

Remuneration of the Liquidators

It is proposed that the remuneration of the Liquidators be fixed, in accordance with the terms of their engagement letter with the Company, at their normal charging rates by reference to the time properly given by them and members of their staff in attending to matters arising in the winding up of the Company (including those falling outside their statutory duties but in all respects in accordance with the terms of their engagement letters with the Company) and that Danka shareholders authorize the Liquidators to draw sums on account of their remuneration at such intervals as they reasonably determine and to pay any expenses and disbursements properly incurred by them in respect of the winding up.

Authorization of Liquidators to Wind Up Company Subsidiaries

It is proposed that Danka shareholders authorize the Liquidators to do all such things as are necessary to wind up the remaining subsidiaries of the Company, including without limitation appointing themselves as joint liquidators of the UK subsidiaries and to draw their remuneration in respect of any subsidiary liquidations from the Company on the same basis as described above.

Appraisal Rights

Under applicable UK law, holders of our American Depository Shares, ordinary shares and convertible participating shares will not have appraisal or dissenters’ rights in connection with the MVL.

Regulatory Matters

No federal or state regulatory requirements must be complied with nor any approvals obtained in connection with the MVL.

Material United States Federal Income Tax Consequences of the MVL

United States Federal Income Tax Consequences to United States Holders of the Company’s Ordinary Shares or ADSs

The following is a description of the principal US federal income tax consequences that may be relevant to a U.S. Holder (as defined below) with respect to the liquidation of the Company. This description is for general information only, and, does not purport to be a comprehensive description of all tax consequences that may be relevant to the Company, or to a holder of ordinary shares or ADSs nor does it purport to address all aspects of U.S. federal income taxation that may be important to a particular investor in light of such investor’s investment or tax circumstances, or to the holders of the ordinary shares or ADSs that may be subject to special tax rules, such as:

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	banks, financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	persons that received the ordinary shares or ADSs as compensation for the performance of services;

•	holders who own, or are deemed to own, at least 10% or more, by voting power or value, of ordinary shares, including ordinary shares represented by ADSs;

•	persons that have a functional currency other than the US dollar;

•	holders who hold the Company’s ordinary shares or ADSs as part of a position in a straddle or as part of a hedging, conversion or other risk reduction transaction for US federal income tax purposes;

•	persons who will not hold ordinary shares or ADSs as capital assets for US federal income tax purposes;

•	certain former citizens or long-term residents of the United States;

•	investors that have a permanent establishment in the United Kingdom; or dual-resident investors.

Moreover, this description does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any state, local or non-U.S. tax consequences relating to the ownership and disposition of the ordinary shares or ADSs.

This description is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury Regulations (“Treasury Regulations”) promulgated thereunder, and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. The United States tax laws and the interpretation thereof are subject to change. These changes could apply retroactively and could affect the tax consequences described below. No rulings or determinations of the Internal Revenue Service (the “IRS”) or any other tax authorities have been sought or obtained in regards to the U.S.

federal income tax consequences described below. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below.

As used here, a “U.S. Holder” means a beneficial owner of ordinary shares or ADSs that, for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;

•

a corporation or other business entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or any state thereof (including the District of Colombia);

•	an estate the income of which is subject to U.S. federal income tax without regard to its source; or

•

a trust, if (A) a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (B) the trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

The U.S. federal income tax treatment of a partner in a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, that holds ordinary shares or ADSs will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding ordinary shares or ADSs should consult its tax advisors concerning the U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares or ADSs by the partnership.

This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute legal or tax advice to any particular holder. All holders of ordinary shares or ADSs should consult their own tax advisors as to the tax consequences applicable to them in their particular circumstances as well as any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Ownership of ADSs in General

Generally, U.S. Holders of ADSs will be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADSs.

The MVL of the Company

We believe that the payments made to U.S. Holders in the MVL should be treated as distributions in complete liquidation of the Company under Section 331 of the Code. As such, we believe that it is likely that U.S. Holders will generally be subject to U.S. federal income tax consequences described below under “MVL Payments—Treatment as Distributions in Complete MVL of the Company.” Nevertheless, there is no guarantee as to how the IRS will characterize the payments made to U.S. Holders in the MVL. It is possible that the IRS could contend that the payments made to U.S. Holders in the MVL should be treated as payments received by U.S. Holders in exchange for such holders voting in favor of the MVL. Each U.S. Holder is urged to consult its own tax advisor with respect to the U.S. federal income tax consequences of the receipt of a payment from the Company in the MVL.

MVL Payments—Treatment as Distributions in Complete MVL of the Company

Subject to the discussion below under “Personal Foreign Investment Company Considerations,” if the payments received by U.S. Holders in the MVL are treated as distributions in complete liquidation of the Company under Section 331 of the Code, the payments received by such holders will be treated as in full payment for the ordinary shares or ADSs held by a U.S. Holder. A U.S. Holder will recognize capital gain or loss for U.S. federal income tax purposes upon receipt of liquidating distributions equal to the difference between the amount of the liquidating distributions received by the U.S. Holder and such holders adjusted tax basis in its ordinary shares or ADSs. It is possible that we will make more than one liquidating distribution, each of which will be allocated proportionately to each ordinary share or ADS held by a U.S. Holder. Gain will be recognized as a result of the liquidating distribution only to the extent that the aggregate value of the distribution and any prior liquidating distribution(s) received by a U.S. Holder exceeds such holder’s adjusted tax basis for that share. Any loss generally will be recognized only when the final liquidating distribution from the Company has been received and then only if the aggregate value of all the liquidating distributions with respect to a share is less than a U.S. Holder’s adjusted tax basis for that share.

Noncorporate U.S. Holders will be eligible for preferential capital gains rates if they hold ordinary shares or ADSs in excess of one year. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, realized by a U.S. Holder upon receipt of liquidating distributions under Section 331 of Code in respect of the ordinary shares or ADSs generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The rules relating to the computing foreign tax credits or deducting foreign taxes are extremely complex, and each U.S. Holder is urged to consult its own tax advisor regarding the availability of foreign tax credits with respect to any foreign taxes withheld from payment.

Notwithstanding the foregoing discussion, it is possible that the IRS may contend that the payments received by U.S. Holders in the MVL should be characterized as payments to such holders to secure their vote in favor of the MVL. This uncertainty arises because of the lack of authority directly on point addressing the U.S. federal income tax characterization of the payments received by U.S. Holders in the present circumstances. However, we believe that the payments made in the MVL should be treated as liquidating distributions under Section 331 of the Code and subject to the U.S. federal income tax consequences described above under this discussion. If, however, the payments to U.S. Holders were to be treated as payments to such holders to secure their vote in favor of the MVL, such holders would generally recognize ordinary income upon their receipt of payments made in the MVL. In such case, provided a U.S. Holder receives no payments in the MVL characterized as liquidating distributions under Section 331 of the Code, a U.S. Holder generally will recognize a capital loss in the amount of the U.S. Holder’s adjusted tax basis at the time of the MVL for U.S. federal income tax purposes. Each U.S. Holder is urged to consult its own tax advisor regarding the characterization of the payments such holder receives in the MVL.

Personal Foreign Investment Company Considerations

Subsequent to the MVL, the Company will own solely cash and cash equivalents which the Liquidators are expected to invest in permitted investments and generate passive income. If the Company were characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year, then depending on certain corporate and shareholder elections, a U.S. Holder generally would be required to either include in gross income its share of the Company’s undistributed income for such taxable year or pay an interest charge on the deferred tax when such shareholder sells its ordinary shares or ADSs or receives a liquidating or other type of distribution from the Company for such taxable year and each subsequent year. The Company will be a PFIC for any taxable year if during such taxable year, 75% or more of its gross income is “passive income” or 50% or more of its assets produce, or are held for the production of, “passive income.” Based on the anticipated nature of the Company’s income, assets, and activities subsequent to the payments made to U.S. Holders in the MVL, we believe that the Company will likely be treated as a PFIC for the taxable years after the sale of the sale of DOIC. If the ordinary shares or ADSs were considered shares in a PFIC, a U.S. Holder generally would be subject to imputed interest charges and other disadvantageous tax treatment with respect to any gain from the sale or exchange of, and certain distributions with respect to, the ordinary shares or ADSs. Although a U.S. Holder could make one of several elections that may alleviate certain of the tax consequences referred to above, it is expected that the conditions necessary for making certain of such elections will not be satisfied in the case of the ordinary shares or ADSs. Each U.S. Holder is urged to consult its own tax advisors regarding the tax consequences that would arise if the Company were to be treated as a PFIC.

Backup Withholding and Information Reporting

A U.S. Holder may be subject to information reporting and backup withholding tax with respect to payments received in the MVL, unless such U.S. Holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) in the case of backup withholding, provides a correct United States taxpayer identification number and certifies under penalty of perjury that the U.S. Holder is a U.S. person, the taxpayer identification number is correct and that the U.S. Holder is not subject to backup withholding because of a failure to report all dividend and interest income. A U.S. Holder who does not provide us with the U.S. Holder’s correct taxpayer identification number may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Each U.S. Holder is urged to consult its tax advisor regarding the application of the U.S. information reporting and backup withholding rules.

Proposals 6-10—Re-election of Directors; Re-appointment of Auditors

Re-election of Directors

Biographies of the Directors seeking re-election are included on page 30. The Governance and Compensation Committee has conducted a formal review of the performance of the Directors seeking re-election to the board, and has concluded that these Directors have an experience set which is relevant to the Company’s operations and that each of them is effective in the role of non-executive Director.

Our Articles of Association set the size of our Board of Directors at not less than two members. Our Board currently consists of nine Directors who serve pursuant to our Articles of Association. Two of our Directors are nominated by the holders of the convertible participating shares. These Directors are currently Christopher B. Harned and Joseph E. Parzick.

Under our Articles of Association, each Director is required to retire from office at the third Annual General Meeting after his appointment, or, if earlier, the Annual General Meeting which falls in the third calendar year after his appointment. Any Director must retire at the first Annual General Meeting which takes place after the Director reaches the age of 70 and annually thereafter.

In accordance with our Articles of Association three of our current Directors, Dr. Kevin C. Daly and Messrs. David J. Downes and W. Andrew McKenna will retire by rotation at the Annual General Meeting.

Proposal 6: Re-election of Dr. Kevin C. Daly

Our board of directors recommends that Dr. Daly, aged 64, be re-elected at the meeting to serve as a Director for a term of three years.

Proposal 7: Re-election of David J. Downes

Our board of directors recommends that Mr. Downes, aged 62, be re-elected at the meeting to serve as a Director for a term of three years.

Proposal 8: Re-election of W. Andrew McKenna

Our board of directors recommends that Mr. McKenna, aged 62, be re-elected at the meeting to serve as a Director for a term of three years.

Proposal 9: Re-election of J. Ernest Riddle

Our board of directors recommends that Mr. Riddle, aged 66, be re-elected at the meeting to serve as a Director for a term of one year.

Proposal 10: Re-appointment of Auditors

The Company’s shareholders are required at the meeting, pursuant to sections 384 and 385 of the United Kingdom Companies Act, to appoint auditors to serve until the conclusion of our next Annual General Meeting and to set the auditors’ remuneration.

The Board of Directors, upon recommendation of the Audit Committee, are proposing Ernst & Young LLP (“Ernst & Young”) be re-appointed to serve as the Company’s independent public accountants for the fiscal year ending March 31, 2009 and that our Board of Directors, or a duly appointed committee thereof, be authorized to fix the auditors’ remuneration.

Our Board of Directors recommends that Ernst & Young be appointed to serve as our auditors until the conclusion of our next Annual General Meeting and that our Board of Directors, or a duly appointed committee thereof, be authorized to fix the auditors’ remuneration.

We expect representatives of Ernst & Young to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions at the meeting.

Proposals 6-10 will only be proposed at the Annual General Meeting if resolution numbered 1 is not approved by the requisite majority of the votes cast at the Annual General Meeting.

Our board of directors unanimously recommends that you vote “FOR” Proposals 6-10.

Proposal 11—Approval of Directors’ Remuneration Report

The Directors’ Remuneration Report is included later in this statement. It is designed to comply with United Kingdom requirements introduced by the Directors’ Remuneration Report Regulations 2002 for a report on the remuneration of all Directors, both executive and non-executive. The UK regulations require that the Directors’ Remuneration Report should be presented to shareholders who should be invited to approve it by formal resolution. However, the resolution is not binding upon the board.

The report is divided into two parts. Each part contains a section of information that is subject to audit. Details of executive Director remuneration are contained in the first part, which was prepared by the Governance and Compensation Committee. Non-executive Director remuneration is also described in another part of the report, which was prepared by the Company secretary on behalf of the board.

The report has been approved by the board and signed on its behalf by the Chief Executive Officer.

Proposal 11 will be proposed at the Annual General Meeting regardless of whether resolution numbered 1 is approved by the requisite majority of the votes cast at the Annual General Meeting.

Our board of directors unanimously recommends that you vote “FOR” Proposal 11.

RELATIONSHIP OF PROPOSALS TO ONE ANOTHER

If entry into the MVL is not approved at the Annual General Meeting, then the resolutions relating to the re-election of directors and the re-appointment of auditors will be proposed at the Annual General Meeting. If the MVL is approved, it is not necessary for Danka shareholders to act on those resolutions, and, therefore, they will not be proposed at the Annual General Meeting. The resolution relating to the approval of the Directors’ Remuneration Report will be proposed at the Annual General Meeting regardless of whether the MVL is approved.

DIRECTORS’ REMUNERATION REPORT

The Directors’ Remuneration Report which complies with the requirements introduced by the Directors’ Remuneration Report Regulations 2002 covers all directors, both executive and non-executive.

The report sets out the company’s policy on directors’ remuneration for the year ending 31st March, 2009 and for subsequent years. It has been approved by the Board and signed on its behalf by the Chairman and Chief Executive Officer and will be laid before shareholders at the Annual General Meeting. The inclusion in the report of remuneration policy in respect of years after the year ending 31st March, 2009 is required by the legislation under which this report is prepared.

The Governance and Compensation Committee, which considers remuneration on behalf of the Board, places high value on the independence both of its decision-making processes and of the advice it receives. This independence is intended to enable the Committee to take decisions on executive director remuneration that are designed to align directors’ remuneration with the interests of shareholders while also meeting the imperative of retaining and engaging the calibre of executive talent needed to lead the group.

The group’s commitment to link pay to performance continues. The approach to policy for the year ending 31st March, 2009 will continue to be as for the past several years and will be underpinned by regular monitoring of remuneration policies and levels at competitor companies in the U.S. The Committee will continue to review remuneration plans. However, following the sale of the group’s U.S. operations to Konica Minolta, post the sale, only directors and certain senior administration staff remain with the group.

The Governance and Compensation Committee is able to state its remuneration policy for the year ending 31st March, 2009 with reasonable certainty, but is less certain that this policy will continue without amendment in subsequent years. This is because the Committee considers that a successful remuneration policy needs to be sufficiently flexible to take account of future changes in the business environment and in remuneration practice. Any changes in policy for years after the year ending 31st March, 2009 will be described in future Directors’ Remuneration Reports, which will continue to be subject to shareholder vote, to the extent that the requirement to hold such shareholder votes remains applicable. All statements in this report in relation to remuneration policy for years after the year ending 31st March, 2009 should be read in light of this paragraph.

Full details of the remuneration of the Chairman and Chief Executive Officer for the year ended 31st March, 2008 and all other information about his terms and conditions of employment required under the Directors’ Remuneration Regulations 2002 are set out below.

The Governance and Compensation Committee

Tasks

The Committee’s principal tasks as set out in the Committee’s charter are:

•	to approve, or as appropriate, to recommend to the Board for approval, general compensation policy, incentive plans, equity plans and employee benefits and adjustments thereto;

•	to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and senior management;

•	to review annually, the performance of the chief executive officer and senior management in light of corporate goals and objectives; and

•	to determine compensation for the chief executive officer and senior management based on performance evaluations.

The Governance and Compensation Committee currently comprises five non-executive directors and has access, at its discretion, to remuneration consultants and survey information on executive remuneration in comparable companies. In determining the remuneration of top executives, the generally accepted practices on executive remuneration in the geographic markets in which the relevant executives are principally based are taken into account.

Constitution and operation

The membership during the year ended 31st March, 2008 was: Dr. Kevin Daly, Mr. Jaime Ellertson (from 7th June, 2007), Mr. W. Andrew McKenna (from 7th June, 2007), Mr. Joseph E. Parzick and Mr. Erik Vonk, chairman of the Committee. Like other directors, each member of the Committee is subject to re-election every three years (with the exception of Mr. Parzick, a representative of the holders of the participating shares). They have no personal financial interest, other than as shareholders, in the Committee’s decisions. They have no conflicts of interest arising from cross-directorships with the executive directors or from being involved in the day-to-day business of the group. The Committee met ten times in the period under review.

The Board is accountable to shareholders through this report. The Committee will consider the outcome of the vote on this remuneration report and the views of investors will be taken into account by the Committee in its future decisions.

Advice

Advice is provided to the Committee by the Company Secretary’s and General Counsel’s offices and Ms. Jean Johnson, who has been appointed by the Committee as its secretary and special adviser.

The Committee, in consultation with Ms. Johnson, also appoints external professional advisers to provide specialist advice and services on particular remuneration matters. This allows for a range of external independent opinion to be sourced by the Committee. The Committee assesses the advice it receives, applying its own judgment. Procedures to ensure the independence of advice are subject to annual review.

During the year ended 31st March, 2008, Towers Perrin and Mercer Consulting provided advice and services on specific matters to the Committee that materially assisted it in its consideration of matters relating to executive directors’ remuneration.

Company Policy on the Executive Directors’ Remuneration

The Governance and Compensation Committee’s reward policy sought to align executive director remuneration with shareholders’ interests and to engage executive talent for the benefit of the group. The main principles of the policy were:

•	the total reward should be set at an appropriate level to reflect the competitive market in which Danka operated;

•	a substantial amount of the total reward should be linked to the achievement of demanding performance targets;

•

incentives should be aligned with the interests of shareholders. This was achieved through setting performance targets and through the Committee’s policy that each executive director should hold options to acquire shares in the company;

•	the performance targets for executive directors should be comparable with those of other companies in the industry and in the broader marketplace; and

•	the wider scene including pay and employment conditions elsewhere in the group, should be taken into account, especially when determining annual salary increases.

Elements of the Executive Director’s remuneration

Mr. A. D. Frazier, the Chairman and Chief Executive Officer, was the only executive director during the year. The following discussions principally relate to the conditions prevailing prior to the sale of the group’s trading operations on 27th June, 2008. Remuneration for the remainder of the financial year ending 31st March, 2009 is outlined below.

Executive directors’ total remuneration consisted of salary, annual bonus, long-term incentives and other benefits. This reward structure was regularly reviewed by the Committee to ensure that it was achieving its objectives.

Salary

Executive directors received a fixed sum payable bi-weekly. The Committee reviewed executive directors’ salaries during the relevant financial year in conjunction with a survey of appropriate comparator companies. The appropriate survey groups were defined and analyzed by external remuneration advisers. Base salaries for executive directors were designed to be generally competitive with other companies in similar industries. Such companies included Xerox, Ikon Office Solutions, Imagistics International and Global Imaging Systems. Actual base salary levels varied from this target level based upon the potential impact of an executive director on the group, the executive director’s skills and experience and individual performance.

Annual bonus

Executive directors were each eligible to participate in an annual performance-based bonus scheme which was based on pre-established performance goals, which were generally determined annually, and, in the year to 31st March, 2008, principally comprised earnings per share, net working capital and revenue targets for the group. In the year ended 31st March, 2008, any performance-based bonuses were payable annually. The Governance and Compensation Committee reviewed and set bonus targets and levels of eligibility annually. The target level for the Chief Executive Officer in the year to 31st March, 2008 was 150% of base salary. Discretionary bonuses may have been awarded by the Committee but no such awards were made to directors in the year ended 31st March, 2008.

Other incentives

1.	Share options

Options may have been granted at an exercise price no lower than the market value (as determined in accordance with the plan rules) of a share at the date the option was granted. Options generally vest over three years after grant (one-third each after one, two and three years respectively). They have a life of ten years after grant.

In accordance with the framework approved by shareholders, it was the Committee’s policy to exercise its judgment to decide the number of options to be granted to executive directors, taking into consideration, among other things, Danka’s total shareholder return (“TSR”), in respect of its ADSs (“ADSs”), compared with the TSR of comparable companies, primarily in the United States.

2.	Cash element

Cash-based long-term incentives were not used in the year ended 31st March, 2008 and the Committee has no present intention to use them in the year ending 31st March, 2009.

Other benefits

•

Benefits and other schemes—The group may have provided other benefits (including perquisites) to its senior executives in line with accepted practice in the geographic territories in which they were based. These included the use of a company car or the provision of a car allowance, health insurance, life insurance and 401(k) plans.

•	Resettlement/relocation allowance—executives may have received a resettlement/relocation allowance for a limited period.

Service Contracts

Policy

The Committee’s policy on service contracts is for them to contain a maximum notice period of no more than one year. Contracts are designed to allow for flexibility to deal with each case on its own particular merits in accordance with the law and policy as they have developed at the relevant time. Apart from Mr. A. D. Frazier, compensation to a departing director under the company’s service contract was reduced where performance goals had not been met.

One million dollar limit on deductibility

The U.S. tax deduction the group may claim for non-deferred remuneration paid to its most highly paid U.S.-based executives is limited in a single financial year to $1,000,000, unless the portion exceeding $1,000,000 qualifies as performance-based remuneration under the U.S. tax laws. The Governance and Compensation Committee determined to seek to ensure that all amounts paid to the group’s highest paid U.S. executives in excess of $1,000,000 would generally qualify as performance-based remuneration and be deductible by the group, but preserved its flexibility to reward executives for performance that increased the value of the group, whether or not such remuneration was deductible by the group.

Chairman and Chief Executive Officer

A. D. Frazier

Mr. Frazier’s employment agreement, dated 3rd April, 2006, was with Danka Office Imaging Company, Danka Business Systems PLC and Danka Holding Company as amended with effect from 1st April, 2007 and again on 15th February, 2008. The amended employment agreement was for five years subject to annual renewals thereafter. The contract provided for:

•	an annual base salary of not less than $540,000 for the year ended 31st March, 2008 onwards;

•

an annual target bonus based on individual and corporate performance of up to 150% of base salary for the year ended 31st March, 2008 if a long-term incentive plan was established by the Governance and Compensation Committee (see below);

•	eligibility for additional bonuses based on the group’s performance bonus plan;

•	a grant of share options to acquire up to 1 million ADSs (equivalent to 4 million ordinary shares) under the terms of the company’s share option schemes (granted in November 2006); and

•	provision of healthcare benefits comparable to others provided to executives in the company’s U.S. subsidiaries.

The contract amendment dated 15th February, 2008 established a long-term incentive plan with effect from 1st January, 2008. This plan provided for a maximum award of $825,000 per annum for achieving annual operating targets for five years, to be determined on a cumulative basis. The award would accelerate, inter alia, to a minimum payout of $412,500 upon a change of control (see below). The Governance and Compensation Committee considered that it was appropriate to establish this plan in light of the circumstances which existed at the time, in particular the importance to the group of retaining Mr. Frazier’s services in view of the group’s difficult financial position and the delicate stage that negotiations with Konica Minolta, which were being conducted on behalf of the group by Mr. Frazier, had then reached.

Mr. Frazier’s employment was terminable by either party upon 60 days’ written notice, if without cause. In the event that Mr. Frazier’s employment was terminated other than by reason of his death or by the company for cause, the company was required to provide Mr. Frazier with:

•	payment of any unpaid salaries and bonuses due to the date of termination;

•	provision of all benefits due under the contract up to the date of termination;

•	medical, hospitalization, life and other insurance benefits for him and his family for the period the contract would have been in effect if it had not been terminated;

•	a right to exercise options which had already vested for a period of two years following termination (one year if terminated for cause by the company or by Mr. Frazier other than for good reason); and

•	other vested benefits payable to him under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Frazier and the company also entered into a change of control agreement on 3rd April, 2006, which was amended on 15th February, 2008. The amended agreement provided that, if Mr. Frazier’s employment with the company was terminated without cause (except in certain circumstances) or he terminated his employment for “good reason”, in either case within two years after a “change of control”, then Mr. Frazier would be entitled to receive a lump sum cash payment of 2.5 times his base salary plus bonus ($2.7 million total), a retention bonus equal to his annual salary ($540,000) plus settlement of other compensation arrangements (the long-term incentive plan described above). His share options would be subject to immediate vesting and would be exercisable for three years after the date of termination of his employment contract. He was also entitled to certain other benefits including health care coverage for him and his family for a period of 12 months.

Comparison of cumulative five year total shareholder return

The following is a performance graph of the company’s TSR in respect of its ordinary shares compared to the FTSE 350 index and three of the company’s peers, Global Imaging Systems, Ikon Office Solutions and Xerox. The FTSE index is used as the company’s U.K. market capitalization has fallen within this index for part of the period shown in the graph below. TSR is the growth in share value and declared dividend income during the relevant period. In calculating TSR, dividend income is assumed to be reinvested in the underlying shares.

Non-executive directors’ remuneration

Remuneration payable to the non-executive directors is determined by the Board as a whole and is reviewed annually. The policy of the Board in determining non-executive director remuneration is to align the interests of the non-executive directors with the company’s shareholders and to provide for an appropriate level of remuneration to recruit and retain non-executive directors of a suitably high calibre for the company. To this end, the remuneration arrangements for non-executive directors include both cash and share elements. However, non-executive directors may not hold share options.

Arrangement

The non-executive directors receive:

•	an annual sum of $30,000 (amended to $60,000 for the year commencing 1st April, 2008);

•

an annual grant of restricted shares under the Danka 2002 Outside Director Stock Compensation Plan (“the Plan”) with a fair market value at the date of grant of $30,000 (this arrangement has been terminated for 1st April, 2008 onwards);

•

$1,500 for each Board of directors or committee meeting attended in person, together with reimbursement for expenses in connection with such attendance, and $750 for attendance at telephonic board and committee meetings; and

•	if a chairman of a committee of the Board of directors, an additional sum of $500 per committee meeting.

The Plan was approved by shareholders on 22nd October, 2002. The shares issued under the Plan are granted in one annual installment on the date of the company’s Annual General Meeting or as soon thereafter as permitted by applicable law and regulation. Shares issued under the Plan are “restricted shares” and generally vest on the first anniversary of the date of grant if the recipient is still a director on that date. Vesting is subject to acceleration in certain circumstances, including at the discretion of the Board. The total number of securities in respect of which awards may be made under the Plan is 2,000,000 ordinary shares, equivalent to 500,000 ADSs. As at 31st March, 2008, 1,442,388 ordinary shares, represented by 360,597 ADSs, had been issued under the Plan. As insufficient shares were available to be issued under the Plan in the year ended 31st March, 2008 in accordance with the above entitlements, the non-executive directors received $1,743 each in lieu thereof.

At the company’s 1996 Annual General Meeting, shareholders approved the implementation of a share option scheme for non-executive directors. This provided for the award of 10,000 ordinary shares to a non-executive director on joining the Board and an annual award of options to subscribe for 2,000 ordinary shares thereafter. In order to bring the group into line with U.K. corporate governance guidelines in relation to option grants to non-executive directors, all non-executive directors have waived their entitlements to acquire options and shares under this scheme.

Directors’ Remuneration

Name of Director	Fees and other emoluments $	Basic Salary $	Bonus $	Total 2008 $	Total 2007 $
Executive
A.D. Frazier	—	568,308	—	568,308	700,000
Non-executive:
Kevin C. Daly	60,243	—	—	60,243	86,500
David J. Downes	65,243	—	—	65,243	86,500
Jaime W. Ellertson	53,493	—	—	53,493	68,477
Christopher B. Harned	54,243	—	—	54,243	75,000
W. Andrew McKenna	61,743	—	—	61,743	79,000
Joseph E. Parzick	49,743	—	—	49,743	72,000
J. Ernest Riddle	57,243	—	—	57,243	81,374
Erik Vonk	61,243	—	—	61,243	84,936

Aggregate emoluments	463,194	568,308	—	1,031,502	1,333,787

Excluded from the above list is the share-based payment expense recognized in the group’s income statement in respect of options granted to directors and the value of shares issued to them for nil consideration. This amounted to $587,871 for the year ended 31st March, 2008 (2007—$289,895).

During the year, the excess on options exercised by directors or former directors amounted to Nil (2007—$382,015). This is excluded from the above table.

Benefits may include the provision of life insurance coverage and payment of temporary living and relocation expenses (2008 and 2007—Nil).

Executive directors’ bonuses

Discretionary bonuses in the year to 31st March, 2008 totaled Nil (2007—Nil). Annual incentive bonuses based on pre-established performance goals totaled Nil (2007—Nil).

Following the sale of the U.S. operations on 27th June, 2008, Mr. Frazier was, from that date, no longer entitled to remuneration under his contract. He was paid $3,652,500 in relation to the sale and change of control thereafter.

Share options

The aggregate emoluments disclosed in the table above do not include any amounts for the value of options to subscribe for ADSs granted to or held by the directors. Mr. Frazier (the only director to do so) had options to subscribe for the company’s ADSs as follows:

Director:	As at 1st April, 2007	Granted	31st March, 2008	Date of Grant	Exercise Price
A. D. Frazier—options	1,000,000	—	1,000,000	9th Nov., 2006	$1.70
—restricted shares	51,724	—	51,724	9th Nov., 2006	$1.74

	1,051,724	—	1,051,724

As at 31st March, 2008, one third of Mr. Frazier’s options and restricted shares were exercisable and all would expire within ten years of the date of grant. Following the sale of the U.S. operations on 27th June, 2008, all the options and restricted shares became fully vested. None has been exercised as at the date of this report.

The closing market price of an ADS on 31st March, 2008 was $0.21. Between 1st April, 2007 and 31st March, 2008, the highest market price and lowest market price for an ADS were $1.33 and $0.16 respectively.

Danka 2002 Outside Director Stock

The aggregate emoluments disclosed above include the entitlement of the non-executive directors to receive ADSs pursuant to the 2002 Outside Director Stock Compensation Plan. The number of ADSs issued in the years ended 31st March, 2008 and 31st March, 2007 were as follows:

Directors:	Year ended 31st March, 2008	Year ended 31st March, 2007
Kevin C. Daly	—	19,354
David J. Downes	—	19,354
Jamie W. Ellertson	—	19,354
Christopher B. Harned	—	19,354
W. Andrew McKenna	—	19,354
Joseph E. Parzick	—	19,354
J. Ernest Riddle	—	19,354
Erik Vonk	—	19,354

The ADSs issued in the year to 31st March, 2007 vested on 20th December, 2007. At the date of the award, each ADS had a market price of $1.95; the market price on the date of vesting was $0.20, hence none has been exercised to date.

Directors’ Interest

The directors’ beneficial interests in the ordinary share capital of the company are set out below:

At 31st March,	2008	2007
A.D. Frazier	206,896	206,896
Kevin C. Daly	197,024	197,024
David J. Downes	123,680	123,680
Jamie W. Ellertson	193,776	193,776
Christopher B. Harned	137,416	137,416
W. Andrew McKenna	197,024	197,024
Joseph E. Parzick	77,416	77,416
J. Ernest Riddle	217,024	217,024
Erik Vonk	150,252	150,252

Christopher B. Harned and Joseph E. Parzick were managing directors of The Cypress Group LLC respectively throughout the year ended 31st March, 2008, which has an interest in the participating shares which are convertible into ordinary shares as discussed in the Directors’ Report. Both disclaim beneficial ownership of such shares.

There have been no changes in the number of options held or the holdings shown above since the year end until the date of the signing of this Report. The directors’ interests shown above include the total number of ADSs (one ADS is equivalent to four ordinary shares) issued to non-executive directors under the Danka 2002 Outside Director Stock Compensation Plan.

The Directors’ Remuneration Report was approved by the board on 31st July, 2008 and signed on its behalf by:

A.D. Frazier, Chief Executive Officer and Chairman

MANAGEMENT

Directors and Executive Officers

The table below contains information regarding our current Directors and executive officers.

Name	Age	Position(s)	Financial Expert	Audit Committee Member		Governance and Compensation Committee Member		Director’s Rotation
A.D. Frazier	64	Chairman of the Board and Chief Executive Officer	—	—		—		2009
Kevin C. Daly	64	Director	—	X		—		2008
David Downes	62	Director	X	X	C	—		2008
Jaime W. Ellertson	51	Director	—	—		X		2009
Christopher B. Harned	45	Director	—	—		—		2008
W. Andrew McKenna	62	Director	—	—		X		2008
Joseph E. Parzick	53	Director		—		X		2009
J. Ernest Riddle	66	Director	—	X		—		2008
Erik Vonk	55	Director	—	—		X	C	2010
Jean Johnson	57	Executive Vice President, General Counsel and Secretary	—	—		—		—
Mary K. Priolo	36	Principal Accounting Officer and Assistant Secretary	—	—		—		—

C—Chairman of the Committee

Kevin C. Daly. Dr. Daly was appointed as a non-executive Director to our Board of Directors in January 2002. From July 2002 until June 2005, Dr. Daly was the Chief Executive Officer of Avamar Technologies Inc., a data protection solutions company. He was previously Chief Technical Officer of Quantum Corporation’s Storage Solutions Group, and prior to that he was Chief Executive Officer of ATL Products, Inc from its foundation in 1993 until 2001. Dr. Daly also served as Chief Technical Officer of Odetics, Inc. from 1985 until ATL’s separation from Odetics in 1997.

David Downes. Mr. Downes was appointed as a non-executive Director to our Board of Directors in January 2005 and is a financial expert pursuant to Item 407(d)(5) of Regulation S-K. Mr. Downes was the Finance Director of Shanks Group PLC from 1993 until 2005. He has previously held Finance Director positions with Hunter Saphir PLC, MBS PLC and with the brewing division of Grand Metropolitan PLC and trained as a management accountant with Chrysler in Detroit before taking up financial management positions in their European operations and then held various controllerships within Air Products Europe. Mr. Downes is an engineering graduate of Kings College, London University and obtained his MBA from Stanford University, California. He is also a Fellow of both the Chartered Institute of Management Accountants and the Association of Corporate Treasurers.

Jaime W. Ellertson. Mr. Ellertson was appointed as a non-executive Director to our Board of Directors in November 2002. He served as Chief Executive Officer and a member of the Board of Directors of S1, a NASDAQ National Market listed software company, from November 2000 until July 2005. Prior to joining S1, Mr. Ellertson served as General Manager of worldwide strategic operations for BroadVision, Inc., a provider of self-service applications, from April 2000 until November 2000. From January 1997 until April 2000, Mr. Ellertson held the executive positions of Chairman of the Board and Chief Executive Officer of Interleaf, Inc., a NASDAQ listed provider of software tools for web content management that was acquired by Broadvision, a NASDAQ National Market listed software Company. Mr. Ellertson is a Director of Trigo Technologies, Inc., a privately held software company and Apropos Technology, Inc., a NASDAQ National Market listed software Company.

A.D. Frazier. Mr. Frazier was appointed Chairman of the Board of Directors and Chief Executive Officer of Danka effective March 14, 2006. He is also Chairman of WolfCreek Broadcasting, Inc. and was of Counsel with the law firm of Balch & Bingham LLP, Atlanta, Georgia from January 2005 to March 2006. Mr. Frazier retired as a Director, President and Chief Operating Officer of Caremark Rx, Inc., a publicly-traded pharmacy benefit management company, in March 2004 having served in that role since August 2002. From March 2001 until August 2002, he was Chairman and Chief Executive Officer of the Chicago Stock Exchange. Mr. Frazier had been a global partner of AMVESCAP PLC, a London-based independent global investment management firm and the parent company of INVESCO, Inc., from 1997 until March 2001, having served INVESCO as President and Chief Executive Officer of its U.S. institution business from 1997 until December 2000, and Executive Vice President from 1996 to 1997. Mr. Frazier served on the Board of Directors of Gevity, Inc. a human resources management firm until May 2006. From October 2004 until its sale in January 2007, he was a Director and Chairman of the Board of Gold Kist, In., an integrated chicken production, processing and marketing company. Mr. Frazier currently serves on the Board of Apache Corporation and is a member of its management development and compensation committee and the stock option plan committee. He also serves on the Board of Directors and is a member of the Technical Committee of The Pinellas Education Foundation, which oversees all public schools in the Pinellas County, Florida area.

Christopher B. Harned. Mr. Harned was appointed as a non-executive Director to our Board of Directors in March 2002. Mr. Harned has been a Managing Director of The Cypress Group L.L.C., a private equity fund, since November 2001. From 1985 to 2001, Mr. Harned was with Lehman Brothers, most recently as head of the Global Consumer Products Merger and Acquisitions Division. Mr. Harned also served as a member of Lehman Brothers’ Investment Banking Business Development Committee. Mr. Harned also serves on the board of Directors of Brand Connections, LLC, The Meow Mix Company, North American Midway Entertainment, FreshPet, Inc., and Quad/Graphics, Inc. Mr. Harned was designated by the owners of the participating shares as one of their nominees to serve on our Board of Directors.

W. Andrew McKenna. Mr. McKenna has been a Director since February 2002 and was appointed Chairman from March 2005 until March 13, 2006. He is a private investor. Until his retirement in 1999, he held various positions with The Home Depot, Inc., including Senior Vice President-Strategic Business Development from 1997 to 1999; President, Midwest Division from 1994 to 1997; and Senior Vice President-Corporate Information Systems from 1990 to 1994. He was President of SciQuest.com, Inc. in 2000. He is also a Director and Audit Committee Chairman of AutoZone, Inc., a New York Stock Exchange listed company.

Joseph E. Parzick. Mr. Parzick was appointed as a non-executive Director to our Board of Directors effective May 19, 2006 and is a Managing Director of The Cypress Group. Mr. Parzick joined The Cypress Group in June 2003. He spent the previous four years as a Managing Director in Morgan Stanley’s financial sponsor group, where he led client teams for a number of the largest U.S. private equity funds. Immediately prior to this, he was a Managing Director of EXOR America Inc., a merchant banking affiliate of the Agnelli Group. In this capacity, he worked on new acquisitions, monitored existing portfolio companies and served on several boards, including Riverwood International. Mr. Parzick spent the first 12 years of his career at Lehman Brothers, where he was named a Managing Director and the co-head of the financial sponsor group. He holds a BS from The University of Virginia and an MBA from the University of Pennsylvania’s Wharton School. Mr. Parzick also serves on the Board of Directors of The Meow Mix Company, Republic National Cabinet Group and Stone Canyon Entertainment Group. Mr. Parzick was designated by the owners of the participating shares as one of their nominees to serve on the Board of Directors.

J. Ernest Riddle. Mr. Riddle was appointed as a non-executive Director to our Board of Directors in January 1998. Mr. Riddle is currently Chief Executive Officer of GrowthCircle LLC, a management and technology consulting firm. From March 1997 to July 1999, Mr. Riddle was President and Chief Operating Officer of Norrell Services, Inc., an outsourcing information technology and staffing services company based in Atlanta, Georgia. Before joining Norrell, Mr. Riddle spent four years with Ryder System, Inc., a logistics and transportation group, serving as President, Ryder Logistics International Group. Mr. Riddle served Xerox Corporation for 26 years in a variety of positions which included Vice President of Marketing and Vice President of Field Operations for the United States operations and Vice President of Marketing and Sales for the European operations. Mr. Riddle serves on the Board of Directors of AirNet Systems, Inc., a provider of time-sensitive small package delivery services.

Erik Vonk. Mr. Vonk was appointed as a non-executive Director to our Board of Directors in February 2004. Mr. Vonk was elected to the Board of the CBRL Group, Inc. in August 2005, and also has served as Chairman of the Board of Directors and Chief Executive Officer of Gevity, a NASDAQ National Market listed services company since April 2002. Mr. Vonk was retired from February 2001 to April 2002. Mr. Vonk was formerly President and Chief Executive Officer of Randstad North America from 1992 through 2001, a subsidiary of Randstad Holding NV, a worldwide staffing services provider, where he was responsible for organizing the North American operations. In addition, Mr. Vonk served as a member of the Executive Board of Bank Cantrade AG from 1989 to 1992.

Jean Johnson. Ms. Johnson joined Danka in August 2001 and was appointed Senior Vice President, General Counsel and Secretary in January 2007. In June 2008, Ms. Johnson was appointed Executive Vice President, General Counsel and Secretary. Prior to joining Danka, she served as Senior Corporate Counsel for Intermedia Communications from 1997 until 2001. Ms. Johnson received her undergraduate degree from the University of Nebraska and her J.D. from Creighton University School of Law in Omaha, Nebraska.

Mary K. Priolo. Ms. Priolo joined Danka in July 2004, and was appointed Principal Accounting Officer and Assistant Secretary in July 2008. Most recently, Ms. Priolo served as Assistant Controller of the Company. Prior to joining Danka, Ms. Priolo was the Corporate Controller for Coast Dental Services, Inc. from June 2002 to June 2004. Ms. Priolo held various positions, up to and including Assistant Controller of Digital Lightwave, Inc. from December 1994 to March 2002. Ms. Priolo holds Bachelor of Science degrees in Accounting, Management and Human Resource Management from Florida State University and is a Certified Public Accountant in Florida.

Our Articles of Association set the size of our Board of Directors at not less than two persons. Our Board of Directors currently consists of nine members who serve pursuant to our articles of association.

Board of Directors

The Board is the principal decision-making forum for the group. It has overall responsibility for leading and controlling the group and is accountable to shareholders for financial and operational performance. The Board approves group strategy and monitors performance.

Throughout the year, Mr. A. D. Frazier has acted as Chairman and Chief Executive Officer of the company. This is in line with common practice in the United States. This does not comply with A2.1 of the 2006 FRC Code. However, the Board believed that this was appropriate to provide clear leadership of the group at that point in its development. Mr. McKenna was the senior independent director throughout the year and, together with the other non-executive directors, provides sufficient oversight and review of Mr. Frazier’s performance. Responsibility for the development of strategy and operational management was delegated to Mr. A. D. Frazier, the Chairman and Chief Executive Officer.

The Board of Directors meets at regular intervals during the year at which times matters, which have been specifically reserved to the Board, are considered. Information is made available to the Board in a timely manner and in a form and of a quality appropriate to enable it to discharge its duties. All directors participate in discussing strategy and company performance and meetings of the Board are structured to allow open discussion. Members of executive management attend and make regular presentations as appropriate.

Directors have direct access to the company’s advisors at the company’s expense and also to the Company Secretary, who is responsible to the Board for ensuring that Board procedures are followed and, together with the group’s General Counsel, is responsible for ensuring that applicable rules and regulations are complied with. All directors are able, if necessary, to obtain independent professional advice at the company’s expense.

The non-executive directors meet separately to review the performance of the Chairman and the Chief Executive Officer. In the year to 31st March, 2008, the Board as a whole reviewed its own performance by means of discussions at Board meetings when all Board members were present. The Audit Committee conducted an appraisal of its performance during the year using self-assessment questionnaires and will conduct, as necessary, a similar review in the year to 31st March, 2009. In the year to 31st March, 2009, the Board’s review of its own performance will be led by the Chairman and use an approach similar to that adopted by the Audit Committee. The Governance and Compensation Committee considers the performance of individual directors in determining whether or not to recommend to the Board that those directors are proposed for re-election at the Annual General Meeting.

Board Composition and Independence

The Board currently comprises the Chairman and Chief Executive Officer and eight non-executive directors. The Board functions effectively and efficiently. The directors provide the group with the knowledge, mix of skills and experience required. The Board committees contain directors with a variety of relevant skills and experience so that no undue reliance is placed on any one individual.

The non-executive directors combine broad business experience with independent and objective judgement.

As noted above, Mr. A. D. Frazier is Chairman and Chief Executive Officer. Mr. A. D. Frazier is also the Chairman of WolfCreek Broadcasting, Inc. and is on the boards and serves on various committees of Apache Corp and The Pinellas Education Foundation.

In addition to Mr. McKenna (the senior independent director), seven other non-executive directors held office during the year: Dr. Kevin C. Daly, Mr. David J. Downes, Mr. Jaime W. Ellertson, Mr. Christopher B. Harned, Mr. Joseph E. Parzick, Mr. J. Ernest Riddle and Mr. Erik Vonk. The holders of the participating shares, as a single class, are, in general, entitled to appoint two directors to the Board. Since the company has not paid dividends in cash for six successive quarters following December 2004, they are entitled to appoint a further two directors until the time when the company has paid cash dividends on the participating shares for four successive quarters. Messrs. Harned and Parzick were the non-executive directors appointed by the holders of the participating shares during the financial year. Thus, as at the date of approval of this report, the holders of the participating shares have appointed two directors to the Board.

The terms of the company’s Articles of Association state that each sub-committee of the Board is required to include at least one of the directors representing the participating shares, unless this is prohibited by law or the rules or regulations of any securities exchange on which the company’s shares are listed, quoted or traded.

In the opinion of the Board, all of the non-executive directors in office during the year, with the exceptions of the directors appointed by the holders of the participating shares, are regarded as independent. Currently Mr. Harned and Mr. Parzick, the representatives of the participating shareholders at the date of this report, are not regarded as independent.

Appointment, Re-election and Training of Directors

The Board is responsible for the appointment of new directors and the proposing of resolutions for the re-election of directors by shareholders at the Annual General Meeting. The Governance and Compensation Committee is responsible for making recommendations to the Board in relation to new appointments and directors seeking re-election to the Board.

The directors serve for terms of three years, after which they are required to seek re-election by shareholders. All directors must retire both at the first Annual General Meeting which takes place after they reach the age of 70 or after they have served on the Board for nine years and annually thereafter. Directors appointed during the year, except those that are representing the participating shareholders, are required to seek re-election at the first Annual General Meeting following their appointment. The directors representing the participating shareholders are required to seek re-election at a separate meeting of the participating shareholders held on the same day as the Annual General Meeting.

New directors are required to go through an induction process tailored to the director’s specific requirements. This process includes meetings with management. Training is available for new directors as appropriate.

Board Committees

In order to provide effective oversight and leadership, the Board has established Board committees with particular responsibilities. Committee chairmanships and memberships are reviewed on a regular basis.

The Audit and Governance and Compensation Committees each have formal terms of reference approved by the Board, which comply with the 2006 FRC Code and the requirements of Sarbanes-Oxley. These terms of reference can be found on the company’s website at www.dankabusinesssystemsplc.com.

Details of the Audit and Governance and Compensation Committees are discussed below.

The Audit Committee

The remit of the Audit Committee is set out in the Audit Committee Charter originally issued in October 2003 and updated on 17th May, 2005 and 28th January, 2008. The Charter is reviewed by the Committee annually and any changes are recommended to the Board for approval.

All members of the Audit Committee are independent non-executive directors. Mr. Downes, Dr. Daly and Mr. Riddle were members of the Committee throughout the year ended 31st March, 2008. Mr. Downes was chairman of the Committee throughout the year.

The Board is satisfied that at least one member of the Audit Committee has sufficient recent and relevant financial experience.

The Audit Committee is responsible for assisting the Board in discharging its responsibilities and making all relevant disclosures in relation to the financial affairs of the group, the arrangements for accounting, financial reporting and regulatory compliance, the standards of internal financial control and arrangements for internal audit, risk management and the external auditors, Ernst & Young LLP.

The Committee met nine times during the year. The Chief Financial Officer, other members of senior management and representatives of the external auditors attend meetings. The Committee regularly meets the external auditors without executive board members and management present. The Committee also meets in private session with senior representatives in the Internal Audit department.

During the year, the Committee reviewed all annual and quarterly financial reports before their publication. In particular, the Committee discussed significant accounting policies, estimates and judgments that had been applied in preparing these reports and received independent advice from the external auditors. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by United Kingdom and United States regulations.

Sarbanes-Oxley has increased the regulatory requirements for companies whose shares are listed on U.S. stock exchanges. The Committee has monitored the company’s programmes developed in response to the applicable requirements of the Act and in particular its progress in evaluating internal controls as required by rules pursuant to Section 404 of the Act.

The Committee receives periodic reports of matters raised through the hot line set up to allow employees to communicate their concerns.

The Committee also reviews the Internal Audit department’s programme and its effectiveness at its quarterly meetings. It receives regular reports of work undertaken, recommended actions and management’s response to those actions.

Under Sarbanes-Oxley, all services, of whatever nature, provided by the auditors require the pre-approval of the Audit Committee prior to any cost being incurred. All services provided by Ernst & Young LLP were subject to such pre-approval during the year to 31st March, 2008.

In addition to providing audit services, Ernst & Young LLP provided the group with tax advice during the year and assistance in the statutory filings required on the disposal of the U.S. operations although the Committee also determined that other firms of tax advisors should provide the majority of the tax services. The Board of directors does not believe that either the giving of tax advice or the assistance regarding the disposal of the U.S. operations infringed on auditor objectivity or independence in view of the nature of the services provided, the strict controls imposed by Sarbanes-Oxley in relation to the commissioning of these services and the comparative size of the expenditure compared with the cost of audit services. Furthermore, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, required by International Standards on Auditing (U.K. and Ireland) and the Statement of the United States Independence Standards Board No.1, Independence Discussions With Audit Committees, and has discussed with Ernst & Young LLP the issue of its independence from the company. The results of this review have been communicated to the Board.

The Audit Committee will make recommendations to the Board in relation to the remuneration and terms of engagement of the external auditors and the re-appointment of the external auditors by shareholders at the Annual General Meeting.

The Governance and Compensation Committee

The Governance and Compensation Committee currently consists of five non-executive directors, Dr. Daly, Mr. Ellertson, Mr. McKenna, Mr. Parzick and Mr. Vonk. Mr. Ellertson and Mr. McKenna became members on 7th June, 2007. Mr. Vonk was the chairman of the Committee throughout the year. Not all of the members of the Governance and Compensation Committee are independent as required by the 2006 FRC Code (Section B2.1). Dr. Daly and Messrs. Ellertson, McKenna and Vonk are independent, but Mr. Parzick is not due to his representation of the company’s participating shareholders. The Board believed that it was appropriate that Mr. Parzick should be a member of the Committee in view of the provisions of the company’s Articles of Association referred to above and his independence from management.

The Governance and Compensation Committee is responsible for determining the framework for setting executive remuneration, which is agreed by the Board. On behalf of the Board, the Committee determines the remuneration of the Chairman and Chief Executive Officer, any other executive directors and certain other senior executives in accordance with this framework. It is also responsible for reviewing group remuneration policy, approving bonus payments to executives and approving the award of share options. The main objective of the Committee is to ensure that individuals are remunerated on a basis which is appropriate to their position, experience and value to the group, whilst recognizing that remuneration packages must be set at a level to attract, retain and motivate staff.

The Governance and Compensation Committee met ten times during the year ended 31st March, 2008.

The Governance and Compensation Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the policies of the Board: (a) be of proven integrity with a record of substantial achievement; (b) have demonstrated ability and sound judgment that usually will be based on broad experience; (c) be able and willing to devote the required amount of time to the group’s affairs, including attendance at Board meetings and Board committee meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programmes; and (e) be committed to building sound, long-term group growth. Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate. If a candidate continues to be of interest, additional information about her/him is obtained through enquiries to various sources and, if warranted, interviews.

A shareholder may recommend a person as a nominee for director by writing to the Company Secretary. Recommendations must have been received by 9th May, 2008 in order for a candidate to be considered for election at the 2008 Annual General Meeting. As set forth in the company’s Articles of Association, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the company if so elected.

Board of Directors’ Attendance at Annual General Meetings

The Company currently does not have a policy with regard to board members’ attendance at annual meetings of shareholders. One member of the Company’s Board of Directors attended the 2007 Annual General Meeting and acted as Chairman of that meeting. One alternate Director was also in attendance.

Meetings

The number of meetings of the Board and the Audit and Governance and Compensation Committees and individual attendance by Board members is shown below.

	Board	Additional Board meetings (for the allotment of shares and other technical matters)	Audit	Governance and Compensation
Total number of meetings in the year to 31st March, 2008	4	15	9	10
A.D. Frazier	4	8	—	—
W. Andrew McKenna*	4	11	—	5
Kevin C. Daly	4	10	9	2
David J. Downes	4	10	9	—
Jaime W. Ellertson*	4	8	—	5
Christopher B. Harned	4	11	—	—
Joseph E. Parzick	4	8	—	4
J. Ernest Riddle	3	13	9	—
Erik Vonk	3	11	—	7

*	Mr. McKenna and Mr. Ellertson attended all of the five meetings of the Governance and Compensation Committee following their appointments.

Code of Ethics

We adopted a code of ethics for all of our employees’ including our principal executive officers and senior financial officers. The code of ethics is posted on our website at http://www.dankabusinesssystemsplc.com. Any amendments to the code of ethics will also be posted on our website at: http://www.dankabusinesssystemsplc.com within five business days following the date of the amendment in lieu of filing Form 8-K.

Shareholder Communication with the Board of Directors

The Company’s Board of Directors, including a majority of the Company’s independent Directors, has adopted a formal process by which shareholders may communicate with the Board or any of its Directors. Persons interested in communicating with the Directors regarding concerns or issues may address correspondence to a particular Director, or to the Board or to the independent Directors generally, in care of Danka Business Systems PLC, Attention Jean M. Johnson, 111 2nd Avenue NE, Suite 301, St. Petersburg, Florida 33701. If no particular Director is named, letters will be forwarded, as appropriate and depending on the subject matter, to the Chair of the Audit Committee or Governance and Compensation Committee. Shareholders may also contact the Board of Directors, Audit Committee or Governance and Compensation Committee via telephone, electronic mail or the Web, as further described on the Company’s website at: http://www.dankabusinesssystems.com.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of [—], 2008, information as to the beneficial ownership of our ordinary shares by:

•	each person known to us as having beneficial ownership of more than five percent (5%) of our equity securities;

•	each Director;

•	each “named executive officer” as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act; and

•	all of our Directors and executive officers as a group.

	Shares Beneficially Owned as of [—], 2008 (2)
Name of Beneficial Owner (1)	Number of Ordinary Shares (8)	ADS Equivalent	Percent
Holdings of greater than 5 percent (5%)
Cypress Associates II LLC (3)	113,203,396	28,300,849	29.6%
Ironwood Investment Management LLC	42,618,236	10,654,559	11.1%
Potomac Capital Management (4)	21,519,432	5,379,858	5.6%
DCML LLC	20,951,080	5,237,770	5.5%
Holdings by Directors, Named Executive Officers and all Directors and Executive Officers as a Group
Kevin C. Daly	197,024	49,256	*
David J. Downes	123,680	30,920	*
Jaime W. Ellertson	193,776	48,444	*
Christopher B. Harned (5)	113,340,812	28,335,203	29.6%
W. Andrew McKenna	197,024	49,256	*
Joseph E. Parzick	77,416	19,354	*
J. Ernest Riddle	217,024	54,256	*
Erik Vonk	150,252	37,563	*
A.D. Frazier (6)	4,206,896	1,051,724	1.1%
Jean Johnson (7)	105,580	26,395	*
All Directors and executive officers as a group (10 persons)	118,809,484	29,702,371	31.1%

(*)	Represents less than one percent (1%) of the Company’s share capital.
(1)	Except for Ms. Johnson, all of the listed individuals are currently Directors.
(2)	Except as otherwise indicated, all ordinary shares and ADSs are held of record with sole voting and investment power.
(3)	Consists of:

•	332,329 convertible participating shares which are convertible, as of [—], 2008, into 107,591,512 ordinary shares, beneficially owned by Cypress Merchant Banking Partners II L.P.;

•	14,128 convertible participating shares which are convertible, as of [—], 2008, into 4,573,940 ordinary shares, beneficially owned by Cypress Merchant Banking II C.V.; and

•	3,206 convertible participating shares which are convertible, as of [—], 2008, into 1,037,944 ordinary shares, beneficially owned by 55th Street Partners II L.P.

Cypress Associates is the managing general partner of Cypress Merchant B II C.V. and the general partner of Cypress Merchant Banking Partners II L.P. and 55th Street Partners II L.P. (collectively the “Cypress Funds”), and has voting and investor power over the shares held or controller by each of these funds. James A. Stern and Jeffrey P. Hughes (each a “Managing Member” of Cypress Associates II LLC), may be deemed to beneficially own these shares. In addition, Christopher Harned and Joseph Parzick are members of the investment committee that exercises voting control over the shares owned by the Cypress Funds. However, each of the foregoing individuals disclaims beneficial ownership. The share and percentage ownership figures are calculated at the conversion rate as of [—], 2008 of 323.750 ordinary shares for each convertible participating share. The principal business and office address of Cypress Associates II LLC and the Managing Members is 65 East 55th Street, New York, NY 10022.

(4)	Consists of:

•	4,728,496 ordinary shares, beneficially owned by Potomac Capital Management LLC.;

•	6,006,420 ordinary shares, beneficially owned by Potomac Capital Management, Inc.; and

•	10,734, 916 ordinary shares, beneficially owned by Paul J. Solit.

(5)	Includes 349,663 convertible participating shares which are convertible, as of [—], 2008, into 113,203,396 ordinary shares beneficially owned by affiliates of Cypress Associates II LLC. Mr. Harned is a managing Director of The Cypress Group LLC. See note 3 above. Mr. Harned disclaims beneficial ownership of such shares.
(6)	Includes options held by Mr. Frazier to purchase 1,000,000 ADSs, equivalent to 4,000,000 ordinary shares, all of which are currently exercisable; however, the exercise price of all options held by Mr. Frazier is substantially in excess of the market price per ADS at [—], 2008.
(7)	Includes options held by Ms. Johnson to purchase 20,000 ADSs, equivalent to 80,000 ordinary shares, all of which are currently exercisable; however, the exercise price of all options held by Ms. Johnson is substantially in excess of the market price per ADS at [—], 2008.
(8)	At September 16, 2008 a total of 259,148,748 ordinary shares were outstanding. Pursuant to the rules of the Securities and Exchange Commission (“SEC”), ordinary shares or ADSs that a person has a right to acquire within 60 days of the date hereof pursuant to the exercise of share options or the conversion of our participating shares are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

On September 16, 2008, The Bank of New York Mellon, as depositary for our ADS program, held 57,715,367 ADSs (each ADS is the equivalent of four ordinary shares) representing approximately 89% of the ordinary shares in issue.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below provides compensation information for the named executive officers during fiscal year 2008.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
A.D. Frazier	2008	568,308	—	43,367	544,504	—	—	1,156,178
Chief Executive Officer	2007	700,000	—	21,386	268,510	—	—	989,895

Edward K. Quibell	2008	325,000	—	—	—	—	—	325,000
Executive Vice President and Chief Financial Officer	2007	325,000	265,325	—	—	—	200,000	790,325

William Troxil	2008	303,846	—	—	—	—	—	303,846
President	2007	274,266	43,500	—	—	—	—	317,766

(1)	Amounts represent discretionary bonuses awarded to the named executive officers by the Governance and Compensation Committee and the Board of Directors. Mr. Quibell’s bonus includes $200,000 relating to the sale of the Company’s European businesses during fiscal year 2007, which was a discretionary bonus awarded to him pursuant to the sale closing.
(2)	Amount represents the compensation expense recognized by the Company during fiscal years 2008 and 2007 for a restricted share award granted to Mr. Frazier, computed in accordance with FASB Statement No. 123(R) “Share-Based Awards” (“FAS 123R”).
(3)	Amount represents the compensation expense recognized by the Company during fiscal years 2008 and 2007 for a share option award granted to Mr. Frazier, computed in accordance with FAS 123R.
(4)	The named executive officers did not earn annual cash incentive compensation for fiscal years 2008 and 2007 because performance targets were not met. For further detail on our annual incentive program, see “Annual and long term incentives” in the Compensation Discussion and Analysis above.
(5)	Amount represents relocation benefit.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table provides additional information concerning grants of plan-based award in fiscal year 2008 to our named executive officers.

Grants of Plan-Based Awards in Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
A.D. Frazier	N/A	—	—	—	—	—	—	—	—
Ed Quibell	N/A	—	—	—	—	—	—	—	—
William Troxil	N/A	—	—	—	—	—	—	—	—

(1)

On June 27, 2008, Danka Business Systems PLC completed the sale of its U.S. operating subsidiary, DOIC. Pursuant to the Stock Purchase Agreement, the Company sold its U.S. operations to Konica Minolta in a sale of all the outstanding capital stock of DOIC for a purchase price of U.S. $240 million in cash, subject to an upward or downward adjustment of U.S. $10 million. As such, no future payouts are expected under non-equity incentive plans.

(2)	No grants of plan based awards were made during fiscal year 2008.

Outstanding Equity Awards Outstanding at End of Fiscal Year 2008

The following table displays outstanding share option awards held by each of the named executive officers at the end of fiscal year 2008.

Outstanding Equity Awards At End of Fiscal Year 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
A.D. Frazier	333,333	666,667	1.700	11/9/2016	34,483	7,241
Edward K. Quibell	300,000	—	2.150	8/3/2015
William Troxil	15,000	—	5.250	2/19/2009
	15,000	—	8.690	7/13/2009
	15,000	—	1.880	2/8/2012
	10,000	—	3.350	5/28/2012
	15,000	—	3.960	11/29/2012
	5,000	—	4.185	3/13/2013
	7,500	—	3.880	7/2/2013
	7,500	—	3.520	9/14/2014
	40,000	—	3.015	12/1/2014
	40,000	—	1.620	11/28/2015

(1)	Mr. Frazier’s option award and stock award vest equally over three years from grant date (one third after year one, one third after year two and one third after year three).

Option Exercises and Stock Vested

In fiscal year 2008, none of our named executive officers exercised options to purchase shares of our stock. In addition, none of our named executive officers acquired shares upon the vesting of any stock awards during fiscal year 2008.

Compensation of Directors

The following table provides compensation information for each of our Directors. Any Director also serving as an executive officer did not receive any Directors’ fees or stock awards granted in connection with his service as a Director. Compensation payable to the non-executive directors is determined by the Board as a whole and is reviewed annually. The policy of the Board in determining non-executive compensation is to align the interest of the non-executive directors with the Company’s shareholders and to provide for an appropriate level of compensation to recruit and retain non-executive directors of a suitable high calibre for the Company. To this end, the current compensation arrangements for non-executive directors include both cash and equity elements. However, non-executive directors may not hold share options.

Specifically, non-executive directors receive:

•	an annual sum of $30,000 (amended to $60,000 for the year commencing April 1, 2008);

•

an annual grant of restricted shares under the Danka 2002 Outside Director Stock Compensation Plan (“the Plan”) with a fair market value at the date of grant of $30,000 (this arrangement has been terminated for April 1, 2008 onwards);

•

$1,500 for each Board of directors or committee meeting attended in person, together with reimbursement for expenses in connection with such attendance, and $750 for attendance at telephonic board and committee meetings; and

•	if a chairman of a committee of the Board of directors, an additional sum of $500 per committee meeting.

The shares issued under the Plan were granted in one annual installment on the date of the company’s Annual General Meeting or as soon thereafter as permitted by applicable law and regulation. Shares issued under the Plan are “restricted shares” and generally vest on the first anniversary of the date of grant if the recipient is still a director on that date. Vesting is subject to acceleration in certain circumstances, including at the discretion of the Board.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Kevin C. Daly	58,500	1,743	60,243
David J. Downes	63,500	1,743	65,243
Jaime W. Ellertson	51,750	1,743	53,493
A.D. Frazier (2)	—	—	—
Christopher B. Harned	52,500	1,743	54,243
W. Andrew McKenna	60,000	1,743	61,743
Joseph E. Parzick	48,000	1,743	49,743
J. Ernest Riddle	55,500	1,743	57,243
Erik Vonk	59,500	1,743	61,243

(1)	Amount represents the compensation expense recognized by the Company during fiscal year 2008 with respect to the stock awards, computed in accordance with FAS 123R.
(2)	Mr. Frazier does not receive cash fees or stock awards in connection with his service on the Board of Directors. See the Summary Compensation Table above for information relating to his compensation.

Further information relating to the compensation of our Directors is included in the Directors’ Remuneration Report above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2006, the Company entered into an outsourcing agreement with Gevity HR, Inc. for Human Resource services. Erik Vonk, a Director, served as Chairman and Chief Executive Officer of Gevity until October 19, 2007. During fiscal years 2008, 2007 and 2006, the charges for these services were $2.2 million, $2.1 million and $1.5 million, respectively. The Company has determined that Mr. Vonk remains an independent director in accordance with the rules of the SEC and NASDAQ. In addition, A.D. Frazier who was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company on March 15, 2006 was a director of Gevity until May 18, 2006.

Director Independence

We continue to maintain compliance with the listing standards of the Nasdaq Capital Market governing the composition of our Board of Directors, including the requirement that a majority of our directors are independent and that only independent directors serve on our Audit Committee and Governance and Compensation Committee. Our Board of Directors consists of 9 members, and our Board of Directors has affirmatively determined that each of the following directors qualifies as independent for Board and committee service: Kevin C. Daly, David J. Downes, Jaime W. Ellertson, Christopher B. Harned, W. Andrew McKenna, Joseph E. Parzick, J. Ernest Riddle and Erik Vonk. A.D. Frazier is not independent as a result of his employment with the Company. Mr. Frazier does not serve on any of our Board committees.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of Forms 3, 4, and 5 furnished to Danka or written representations from certain persons that no Forms 5 were required for those persons, we believe that during our 2008 fiscal year, all filing requirements under Section 16(a) of the Exchange Act applicable to our Directors, officers and 10% beneficial owners were timely satisfied.

Principal Accountant Fees and Services

We understand the need for Ernst & Young LLP (“E&Y”), to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of E&Y, our Audit Committee has restricted the non-audit services that E&Y may provide to us primarily to tax services; merger and acquisition due diligence, audit services and audit-related services. It is also the committee’s goal that the fees which the Company pays E&Y for non-audit services should not exceed the audit fees paid to E&Y, a goal which the Company achieved in 2008.

The Audit Committee has also adopted policies and procedures for pre-approving all audit and non-audit work performed by E&Y. Specifically, the committee has pre-approved the use of E&Y for detailed, specific types of services within the following categories of non-audit services: tax services, employee benefit plan audits, and reviews and procedures that the Company requests E&Y to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the committee has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the committee for any engagement.

The aggregate fees billed for professional services by E&Y in fiscal years 2008 and 2007 were:

	(in thousands)
	Fiscal Year 2008	Fiscal Year 2007
Audit Fees	$1,838	$3,126
Audit-Related Fees	39	125
Tax Fees (1)	28	4
All Other Fees (2)	363	664

Total	$2,268	$3,919

(1)	This amount includes fees and expenses related to assistance with periodic tax filings; federal, state, local and foreign tax audits; corporate restructuring advice; and other tax related projects.
(2)	This amount includes fees and expense related to services regarding our filings with the Securities and Exchange Commission and United Kingdom Listing Authority relating to the shareholder approval of the sale of our U.S. operations during fiscal year 2008 and out European business during fiscal year 2007.

REPORT OF THE AUDIT COMMITTEE

Our Board of Directors adopted a written charter for our Audit Committee on 29th October, 2003 and adopted the updated and revised charter on 17th May, 2005. A copy of the charter can be found on our website at: http://www.dankabusinesssystemsplc.com.

Our Audit Committee consists of three Directors. Mr. Downes, Mr. Riddle and Dr. Daly are independent Directors for the purposes of the National Association of Securities Dealers’ (“NASD”) listing standards.

Our Audit Committee has reviewed and discussed the audited financial statements for our 2008 fiscal year with management and with Ernst & Young. Specifically, the Audit Committee has discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as may be modified or supplemented, which includes, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. The Audit Committee has considered whether Ernst & Young’s provision of non-audit services to the Company is compatible with maintaining Ernst & Young’s independence. Additionally, the Audit Committee has discussed with Ernst & Young the issue of its independence from the Company.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended 31st March, 2008.

Signed on behalf of the Audit Committee by

David J. Downes (Chairman)

Kevin C. Daly

J. Ernest Riddle

FUTURE SHAREHOLDER PROPOSALS

If the Resolutions are approved, and the Company enters into the MVL, we do not expect to have any further annual general meetings. If the Resolutions are not approved, and the Company does not enter into the MVL, and a holder of ADSs, a holder of ordinary shares or holder of convertible participating shares desires to present a proposal for action at the annual general meeting to be held in 2009, and the proposal conforms to the rules and regulations of the SEC and is in accordance with other U.S. federal laws and UK law, we must receive the proposal by May 9, 2009 to be included in our proxy statement and proxy for the 2009 annual general meeting. This requirement is without prejudice to the rights under the United Kingdom Companies Act of ordinary shareholders and convertible participating shareholders to propose resolutions that may properly be considered at the 2009 annual general meeting.

Under our Articles of Association, an ordinary shareholder or convertible participating shareholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received 48 hours before the meeting. There are other procedural requirements in the Articles of Association pertaining to shareholder proposals and director nominations. Any shareholder may obtain a copy of the Articles of Association without charge by writing to us.

OTHER MATTERS

Except as set out in this proxy statement, our board is not aware of any matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the Annual General Meeting including by means of amendment to any resolution, the person named in any proxy submitted by a shareholder may vote as to any such matter as he or she deems fit.

It is important that your shares be represented at the Annual General Meeting, regardless of the number of shares which you hold. Therefore, we urge you to mark, sign, date and return the accompanying proxy card or voting instructional form, as applicable, as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

The SEC allows Danka to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that Danka has previously filed with the SEC. These documents contain important information about the companies and their financial condition and are incorporated by reference into this proxy statement.

The following Danka filings with the SEC (all filed under file number 000-20828) are incorporated by reference in this proxy statement:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2008; and

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008.

Danka also incorporates by reference into this proxy statement additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the Annual General Meeting of Danka shareholders. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-K, as well as Current Reports on Form 8-K and proxy and information statements. You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Danka Business Systems PLC

Masters House, 107 Hammersmith Road

London W14 0QH England

Attention: Investor Relations

Telephone: (011-44-207-605-0150) (UK)

If you would like to request documents from us, please do so by [—], 2008, to receive them before the Annual General Meeting. Please note that all of our documents that we file with the SEC are also promptly available at the investor relations tab of our website at: http://www.dankabusinesssystemsplc.com.

If you have any questions about this proxy statement, the Annual General Meeting, the MVL and related proposals necessary to effect the MVL or other resolutions, or need assistance with voting procedures, you should contact our Secretary at the address or telephone number above.

If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Computershare Services Plc, P.O. Box 82, The Pavilions, Bridgwater Road, Bristol, BS99 7NH, for Ordinary Shares, or, for ADSs, to ADS Depositary, Bank of New York, ADS Division, 101 Barclay Street, New York, NY 10286.

MISCELLANEOUS

You should rely only on the information contained in this proxy statement to vote on the MVL and related proposals necessary to effect the MVL and other resolutions. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [—], 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other that date (or as of an earlier date if so indicated in this proxy statement). The mailing of this proxy statement to shareholders creates no implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. To vote your shares, please complete, date, sign and return the enclosed white proxy card (if you are a holder of ordinary shares), pink proxy card (if you are a holder of record of convertible participating shares), voting instructional form (if you are a holder or record of ADSs) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the appropriate enclosed envelope.

ANNEX A

Execution Copy

DATED 22 APRIL 2008

CYPRESS MERCHANT BANKING PARTNERS II L.P.

and

CYPRESS MERCHANT BANKING II C.V.

and

55TH STREET PARTNERS II L.P.

and

THE PRUDENTIAL ASSURANCE COMPANY LIMITED

and

DANKA BUSINESS SYSTEMS PLC

DEED OF UNDERTAKING

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

THIS DEED is executed and delivered on the 22nd day of April 2008

BY:

(1)	CYPRESS MERCHANT BANKING PARTNERS II L.P., a Delaware limited partnership (“Cypress Partners”);

(2)	CYPRESS MERCHANT BANKING II C.V., a limited partnership organized and existing under the laws of the Netherlands (“Cypress Banking”);

(3)	55TH STREET PARTNERS II L.P., a Delaware limited partnership (collectively with Cypress Partners and Cypress Banking, the “Cypress Shareholders”);

(4)	THE PRUDENTIAL ASSURANCE COMPANY LIMITED, a company incorporated in England and Wales and registered under the Companies Act 1985 with number 15454 and with its registered office at Laurence Pountney Hill, London EC4R 0HH (“Prudential”); and

(5)	DANKA BUSINESS SYSTEMS PLC, a public company incorporated in England and Wales and registered under the Companies Act 1985 with number 01101386 and with its registered office at Masters House, 107 Hammersmith Road, London W14 0QH (the “Company”).

WHEREAS:

(A)	The Company, together with its wholly-owned subsidiary Danka Holding Company (the “Seller”), has entered into a Stock Purchase Agreement dated as of 8 April 2008 (the “SPA”) with Konica Minolta Business Solutions U.S.A., Inc., a New York corporation (the “Purchaser”).

(B)	Pursuant to the SPA, the Seller has, conditional on, among other things, obtaining the approval of the Company’s shareholders at the EGM in accordance with the requirements of the Listing Rules, agreed to sell to the Purchaser the entire issued share capital of its wholly-owned subsidiary Danka Office Imaging Company (the “Disposal”).

(C)	The Board intends to propose a resolution at the EGM that, conditional upon the Disposal being approved by the Company’s shareholders and all conditions to Completion under the terms of the SPA (other than a condition relating to the passing of shareholder resolutions at the EGM) having been satisfied or waived, the Company be placed into members’ voluntary liquidation, with the result that after payment or provision for all known actual and contingent liabilities of the Company and the costs and expenses of the MVL, the Company’s remaining cash, including the net proceeds of the Disposal, will be distributed to the Company’s shareholders .

(D)	The relevant provisions of the Articles require the entirety of the amount which the Board expects to be available for distribution to the Company’s shareholders in the MVL to be paid to the holders of the Participating Shares, leaving no amount available for distribution to the holders of the Ordinary Shares.

(E)	As at the date of this Deed, the Participating Shareholders hold all of the Participating Shares in issue.

(F)	In order to effect as orderly and efficient a liquidation of the Company as possible, the Participating Shareholders have agreed to provide the agreements and undertakings set forth in this Deed.

(G)	A draft of the Circular containing, among other things, the proposed form of the Resolutions, has been provided to the Participating Shareholders prior to the execution and delivery of this Deed.

NOW THIS DEED WITNESSETH as follows:

1.	INTERPRETATION

1.1	In this Deed and the recitals hereto:

“ADSs”	means the American Depositary Shares issued by the Depositary, each of which represents two Ordinary Shares;

“Affiliate”	means in relation to a party, any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party, and for these purposes a party shall be deemed to control a person if such party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the person, whether through the ownership of voting securities, control of voting rights, by contract or otherwise;

“Articles”	means the articles of association of the Company;

“Board”	means the board of directors of the Company;

“Business Day”	means a day (other than a Saturday or Sunday) on which banks are open for general business in the City of London;

“Circular”	means the circular convening the EGM to be posted to the Company’s shareholders and to be prepared in compliance with the requirements of the Listing Rules;

“Completion”	means completion of the Disposal in accordance with the terms of the SPA;

“Conditions”	means the conditions set forth in Clause 2 of this Deed;

“Depositary”	means The Bank of New York Mellon in its capacity as the depositary for the ADSs;

“Disposal”	has the meaning ascribed thereto in recital (B) above;

“Distribution”	has the meaning ascribed thereto in Clause 3(a);

“EGM”	means the extraordinary general meeting of the Company’s shareholders to be convened to consider and, if thought fit, approve, among other things, the Disposal and the MVL;

“Listing Rules”	means the listing rules made by the Financial Services Authority in exercise of its functions as competent authority pursuant to Part VI of the Financial Services and Markets Act 2000;

“Liquidators”	means the proposed liquidators of the Company whose appointment as such is to be considered and, if thought fit, approved by the Company’s shareholders at the EGM;

“MVL”	means the proposed members’ voluntary liquidation of the Company;

“Notice”	has the meaning ascribed thereto in Clause 3;

“Ordinary Shares”	means the issued ordinary shares of 1.25 pence each in the capital of the Company;

“Participating Shareholders”	means the Cypress Shareholders and Prudential, in their respective capacities as holders of Participating Shares;

“Participating Shares”	means the 6.50% senior convertible participating shares of U.S.$1.00 each in the capital of the Company;

“Pro Rata Share”	has the meaning ascribed thereto in Clause 4;

“Purchaser”	has the meaning ascribed thereto in recital (A) above;

“Record Time”	means the time at which the MVL commences;

“Relevant Securityholders”	means: (i) holders of Ordinary Shares registered as such in the Register of Members of the Company as at the Record Time; and (ii) holders of ADSs registered as such in the books of the Depositary as at the Record Time;

“Representatives”	means, in relation to a party, the directors, employees, agents, partners, advisers, consultants of, and any individuals seconded to work for, such party (including persons who, at the relevant time, occupied such position);

“Resolutions”	means the resolutions to be considered and, if thought fit, approved at the EGM and to be set out in the Circular;

“Seller”	has the meaning ascribed thereto in recital (A) above;

“SPA”	has the meaning ascribed thereto in recital (A) above; and

“U.S.$” or “$”	means United States dollars, the lawful currency of the United States of America.

1.2	In this Deed and the recitals hereto, unless otherwise specified:

(a)	references to Clauses and Schedules are to clauses of and schedules to this Deed;

(b)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(c)	a reference to the singular includes the plural and vice versa;

(d)	a reference to any agreement, deed or document shall be construed as a reference to the same as it may have been, or may from time to time be, amended, supplemented or modified; and

(e)	headings to Clauses are for convenience only and shall not affect the interpretation of this Deed.

2.	CONDITIONS

The obligations of each of the Participating Shareholders under this Deed are conditional only upon:

(a)	The Resolutions having been duly approved by the requisite majorities at the EGM; and

(b)	Completion having occurred.

3.	UNDERTAKING

Each of the Participating Shareholders hereby irrevocably undertakes to the Company, as trustee for the benefit of itself and of each Relevant Securityholder, that:

(a)

promptly, and in any event by no later than the second Business Day following satisfaction of the last of the Conditions to be satisfied, it will execute and deliver to the Liquidators at the address specified in Clause 6 written notice in or substantially in the form set forth in the Schedule (the “Notice”) pursuant to which such Participating Shareholder shall, notwithstanding the provisions of the Articles, irrevocably and unconditionally direct and instruct the Liquidators to pay to the Relevant Securityholders out of the proceeds of the MVL, prior to any distribution of the proceeds of the MVL to the Participating Shareholders, an aggregate amount in cash equal to approximately U.S.$6.5 million (the “Distribution”), on the basis of a payment in cash of U.S.$0.025 per Ordinary Share and a payment in cash of U.S.$0.10 per ADS, in each case to the registered holders thereof as at the Record Time, and any additional proceeds of the MVL shall then be paid to the Participating Shareholders in accordance with the Articles;

(b)	following the delivery of the Notice to the Liquidators, it will not, and it will procure that none of its Affiliates or Representatives will, take any actions or steps or do any thing, or which would or might reasonably be expected to amend, modify, vary or revoke the Notice and/or the directions and instructions to the Liquidators set forth therein; and

(c)	in the event that it receives any amount in respect of a distribution of the proceeds of the MVL before such time as the Relevant Securityholders have received the full cash payment provided for in Clause 3(a), it shall:

(i)	hold such amount in trust for the benefit of the Relevant Securityholders; and

(ii)	promptly repay such amount to the Liquidators subject to the direction to the Liquidators to pay such amount to the Relevant Securityholders in accordance with the provisions of Clause 3(a),

provided that the maximum aggregate amount that a Participating Shareholder shall be obliged to hold in trust and to pay in accordance with the provisions of this Clause 3(c) shall be limited to its Pro Rata Share.

4.	PRO RATA SHARE

For the purposes of this Deed, the term “Pro Rata Share” shall mean, in respect of each Participating Shareholder, an amount in cash in U.S.$ being the product of the amount of the Distribution (less any amount thereof already paid to the Relevant Securityholders) multiplied by a fraction, the numerator of which is the number of Participating Shares held by such Participating Shareholder as at the Record Time and the denominator of which is the total number of Participating Shares in issue as at the Record Time.

5.	CIRCULAR

Prior to posting the Circular to its shareholders the Company shall provide a copy of the Circular (including the Resolutions) in final or near final form to the Cypress Shareholders and shall not post the Circular until it has received the prior consent of the Cypress Shareholders (such consent not to be unreasonably withheld, rendered subject to conditions or delayed).

6.	ADDRESS FOR NOTICES

The address of the Liquidators to which the Notices to be delivered by Participating Shareholders in accordance with the requirements of this Deed are to be delivered is:

KPMG LLP

8 Salisbury Square

London EC4Y 8BB

For the attention of:

Jeremy Spratt and Finbarr O’Connell

(as Joint Liquidators of Danka Business Systems plc)

7.	PROVISIONS SEVERABLE

Every provision contained in this Deed shall be severable and distinct from every other such provision and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected thereby.

8.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

The undertakings and obligations of the Participating Shareholders in this Deed are made and entered into for the benefit of the Relevant Securityholders and each Relevant Securityholder shall have the right to enforce the terms of this Deed under the Contracts (Right of Third Parties) Act 1999 (the “Act”) as if such Relevant Securityholder was a party to this Deed. Save as provided for in the immediately preceding sentence of this Clause 8, no person who is not a party to this Deed has any right to enforce any term hereof under the Act. Notwithstanding the foregoing, the Participating Shareholders and the Company may agree to amend, modify or vary any term of this Deed without having obtained the consent of any other party if and to the extent that such amendment, modification or variation is not materially prejudicial to the interests of the Relevant Securityholders.

9.	GOVERNING LAW

This Deed is governed by and shall be construed in accordance with English law.

10.	JURISDICTION

This Deed is subject to the exclusive jurisdiction of the English Courts as regards any claim or matter arising out of or in relation to this Deed, and that accordingly any proceeding, suit or action arising out of or in connection with this Deed may be brought in such courts.

IN WITNESS whereof this Deed has been executed and delivered the day and year first before written.

EXECUTED and DELIVERED as a DEED by	)
CYPRESS MERCHANT BANKING PARTNERS II L.P.	)
acting by: /s/ Chris Harned	)
its duly authorised signatory	)

EXECUTED and DELIVERED as a DEED by	)
CYPRESS MERCHANT BANKING II C.V.	)
acting by: /s/ Chris Harned	)
its duly authorised signatory	)

EXECUTED and DELIVERED as a DEED by	)
55TH STREET PARTNERS II L.P.	)
acting by: /s/ Chris Harned	)
its duly authorised signatory	)

EXECUTED as a DEED by AFFIXING	)
the COMMON SEAL of the	)
THE PRUDENTIAL ASSURANCE COMPANY	)
LIMITED in the presence of:	)

/s/ illegible
Sealing Officer

EXECUTED and DELIVERED as a DEED by	)
DANKA BUSINESS SYSTEMS PLC	)
acting by a director	)
and the company secretary	)

/s/ A. D. Frazier
Director

/s/ Jean Dinovo Johnson
Secretary

SCHEDULE

FORM OF NOTICE TO THE LIQUIDATORS

[On the letterhead of the relevant Participating Shareholder]

To:	Jeremy Spratt and Finbarr O’Connell
(as Joint Liquidators of Danka Business Systems PLC)
c/o KPMG LLP
8 Salisbury Square
London EC4Y 8BB

[—] 2008

Dear Sirs

Members Voluntary Liquidation of Danka Business Systems PLC

Reference is made to the deed of undertaking executed and delivered by each of Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., The Prudential Assurance Company Limited and Danka Business Systems PLC on or around 22 April 2008 (the “Deed”). A copy of the Deed is attached hereto.

This letter is the Notice that we are required to deliver to you in accordance with the terms of the Deed. Capitalised terms used and not otherwise defined in this Notice have the meanings ascribed thereto in the Deed.

In accordance with the requirements of the Deed, notwithstanding the provisions of the Articles, we hereby irrevocably and unconditionally direct and instruct you to pay to the Relevant Securityholders out of the proceeds of the MVL, prior to any distribution of the proceeds of the MVL to us in our capacity as a Participating Shareholder, an aggregate amount in cash equal to approximately U.S.$6.5 million, on the basis of a payment in cash of U.S.$0.025 per Ordinary Share and a payment in cash of U.S.$0.10 per ADS, in each case to the registered holders thereof as at the Record Time, and any additional proceeds of the MVL shall then be paid to the Participating Shareholders in accordance with the Articles.

The terms of this notice shall be governed by and construed in accordance with English law.

Yours faithfully,

By:
For and on behalf of
[Name of Participating Shareholder]

ANNEX B

Execution Version

DATED 18 JUNE 2008

CYPRESS MERCHANT BANKING PARTNERS II L.P.

and

CYPRESS MERCHANT BANKING II C.V.

and

55TH STREET PARTNERS II L.P.

and

THE PRUDENTIAL ASSURANCE COMPANY LIMITED

and

DANKA BUSINESS SYSTEMS PLC

DEED OF AMENDMENT

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

THIS DEED is executed and delivered on the 18th day of June 2008

BY:

(1)	CYPRESS MERCHANT BANKING PARTNERS II L.P., a Delaware limited partnership (“Cypress Partners”);

(2)	CYPRESS MERCHANT BANKING II C.V., a limited partnership organized and existing under the laws of the Netherlands (“Cypress Banking”);

(3)	55TH STREET PARTNERS II L.P., a Delaware limited partnership (collectively with Cypress Partners and Cypress Banking, the “Cypress Shareholders”);

(4)	THE PRUDENTIAL ASSURANCE COMPANY LIMITED, a company incorporated in England and Wales and registered under the Companies Act 1985 with number 15454 and with its registered office at Laurence Pountney Hill, London EC4R 0HH (“Prudential”); and

(5)	DANKA BUSINESS SYSTEMS PLC, a public company incorporated in England and Wales and registered under the Companies Act 1985 with number 01101386 and with its registered office at Masters House, 107 Hammersmith Road, London W14 0QH (the “Company”).

WHEREAS:

(A)	The Parties entered into a Deed of Undertaking dated 22 April 2008 pursuant to which the Participating Shareholders irrevocably and unconditionally undertook to direct and instruct the Liquidators to pay to the Relevant Securityholders out of the proceeds of a MVL, prior to any distribution of the proceeds of the MVL to the Participating Shareholders, an aggregate amount in cash equal to approximately U.S.$6.5 million, on the basis of a payment in cash of U.S.$0.025 per Ordinary Share and a payment in cash of U.S.$0.10 per ADS.

(B)	The Parties now wish to amend the terms of the Deed of Undertaking in accordance with this Deed.

NOW THIS DEED WITNESSETH as follows:

1.	INTERPRETATION

Capitalised terms used in this Deed have the same meaning as those defined in the Deed of Undertaking unless otherwise specified.

2.	AMENDMENTS

With effect from the date of this Deed, the Deed of Undertaking shall be amended as follows:

(a)	in the definition of “EGM” in Clause 1.1, the words “the MVL” shall be deleted and replaced with the words “a MVL”;

(b)	the definition of “Liquidators” in Clause 1.1 shall be deleted and replaced with the following:

“Liquidators” means the liquidators of the Company appointed at a general meeting of the Company by the requisite majority of the Company’s shareholders in connection with a MVL;”

(c)	in the definition of “MVL” in Clause 1.1, the words “the proposed” shall be deleted and replaced with the word “a”;

(d)	in the definition of “Record Time” in Clause 1.1, the words “the MVL” shall be deleted and replaced with the words “a MVL”

(e)	Clause 2 shall be deleted and replaced with the following:

“The obligations of each Participating Shareholder under this Deed are conditional only upon:

(a)	Completion having occurred; and

(b)	a resolution approving a MVL having been approved by the requisite majority at a general meeting of the Company.”

(f)	Clause 6 shall be deleted and replaced with the following:

“The address of the Liquidators to which the Notices to be delivered by Participating Shareholders in accordance with the requirements of this Deed are to be delivered is the business address of the Liquidators’ firm, marked for the attention of the Liquidators.”

(g)	The Schedule shall be replaced with the amended Schedule attached to this Deed.

3.	GOVERNING LAW

This Deed is governed by and shall be construed in accordance with English law.

4.	JURISDICTION

This Deed is subject to the exclusive jurisdiction of the English Courts as regards any claim or matter arising out of or in relation to this Deed, and that accordingly any proceeding, suit or action arising out of or in connection with this Deed may be brought in such courts.

5.	CONTINUING EFFECT

Save as amended by this Deed, the provisions of the Deed of Undertaking, shall remain in full force and effect.

References in the Deed of Undertaking, to “this Deed”, and expressions of similar import shall, from the date of this Deed of Amendment, be deemed to be references to the Deed of Undertaking, as amended by this Deed of Amendment.

IN WITNESS whereof this Deed has been executed and delivered the day and year first before written.

EXECUTED and DELIVERED as a DEED by		)
CYPRESS MERCHANT BANKING PARTNERS II L.P.		)
acting by: /s/ Chris Harned		)
its duly authorised signatory		)
in the presence of:

/s/ Nancee Medrano
Name:	Nancee Medrano
Occupation:	Secretary
Address:	The Cypress Group
65 E. 55th St.
New York, NY 10022

EXECUTED and DELIVERED as a DEED by		)
CYPRESS MERCHANT BANKING II C.V.		)
acting by: /s/ Chris Harned		)
its duly authorised signatory		)
in the presence of:

/s/ Nancee Medrano
Name:	Nancee Medrano
Occupation:	Secretary
Address:	The Cypress Group
65 E. 55th St.
New York, NY 10022

EXECUTED and DELIVERED as a DEED by		)
55TH STREET PARTNERS II L.P.		)
acting by: /s/ Chris Harned		)
its duly authorised signatory		)
in the presence of:

/s/ Nancee Medrano
Name:	Nancee Medrano
Occupation:	Secretary
Address:	The Cypress Group
65 E. 55th St.
New York, NY 10022

EXECUTED as a DEED by AFFIXING	)
the COMMON SEAL of	)
THE PRUDENTIAL ASSURANCE COMPANY LIMITED in the presence of:	)

/s/ illegible
Sealing Officer

EXECUTED and DELIVERED as a DEED by		)
DANKA BUSINESS SYSTEMS PLC		)
acting by two directors/a director		)
and the company secretary		)

/s/ A.D. Frazier
Name:	A.D. Frazier
Title:	Director

/s/ Jean Dinovo Johnson
Name:	Jean Dinovo Johnson
Title:	Secretary

SCHEDULE

FORM OF NOTICE TO THE LIQUIDATORS

[On the letterhead of the relevant Participating Shareholder]

To:	[The Liquidators]
[address for Notices]

[Date]

Dear Sirs

Members Voluntary Liquidation of Danka Business Systems PLC

Reference is made to the deed of undertaking executed and delivered by each of Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Prudential Client HSBC GIS (UK) Nominee Limited and Danka Business Systems PLC on or around 22 April 2008 (as amended by a Deed of Amendment dated on or about 17 June 2008, the “Deed”). A copy of the Deed is attached hereto.

This letter is the Notice that we are required to deliver to you in accordance with the terms of the Deed. Capitalised terms used and not otherwise defined in this Notice have the meanings ascribed thereto in the Deed.

In accordance with the requirements of the Deed, notwithstanding the provisions of the Articles, we hereby irrevocably and unconditionally direct and instruct you to pay to the Relevant Securityholders out of the proceeds of the MVL, prior to any distribution of the proceeds of the MVL to us in our capacity as a Participating Shareholder, an aggregate amount in cash equal to approximately U.S.$6.5 million, on the basis of a payment in cash of U.S.$0.025 per Ordinary Share and a payment in cash of U.S.$0.10 per ADS, in each case to the registered holders thereof as at the Record Time, and any additional proceeds of the MVL shall then be paid to the Participating Shareholders in accordance with the Articles.

The terms of this notice shall be governed by and construed in accordance with English law.

Yours faithfully,

By:
For and on behalf of
[Name of Participating Shareholder]

ANNEX C

The Cypress Group LLC

65 East 55th Street

New York, NY 10022

June 18, 2008

Board of Directors

Danka Business Systems

Masters House

107 Hammersmith Road

London W14 0QH

Dear Sirs:

Reference is made to that certain amended and restated letter agreement (the “Amended and Restated Letter Agreement”), dated April 22, 2008, by and among Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership organized and existing under the laws of the Netherlands, and 55th Street Partners II L.P., a Delaware limited partnership (collectively, the “Cypress Shareholders”) and Danka Business Systems PLC, a public limited company organized under the laws of England and Wales (“Parent”). This second amended and restated letter agreement hereby amends and restates the Amended and Restated Letter Agreement in its entirety.

Reference is also made to the Stock Purchase Agreement dated as April 8, 2008 (as it may be amended, supplemented, modified or waived from time to time, the “Stock Purchase Agreement”) by and among Konica Minolta Business Solutions U.S.A., Inc., a New York corporation (“Purchaser”), Parent, and Danka Holding Company, a Delaware corporation (“Seller”).

In connection with the Stock Purchase Agreement, the Cypress Shareholders hereby agree as follows:

1. Agreement to Vote. So long as the Board of Directors of Parent (the “Parent Board”) has not withdrawn or modified, in a manner adverse to Purchaser, the recommendation that the shareholders of Parent approve the Shareholder Resolutions (as defined below), each Cypress Shareholder shall:

(A) attend (either in person or by proxy) the shareholder meeting (including any adjournment or postponement thereof) and, if necessary, any other meeting of holders of Parent’s 6.50% senior convertible participating shares (the “Participating Shares”) convened for the purpose of considering all or any of the matters contemplated by the Shareholder Resolutions (whether separate from, or together with, holders of Parent’s ordinary shares (the “Ordinary Shares”)) (such meeting(s), including any adjournment or postponement thereof, the “Shareholder Meeting”); and

(B) vote, or cause to be voted, all of the Participating Shares “beneficially owned” (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such Cypress Shareholder as at the date of this letter agreement and any further Participating Shares acquired by such Cypress Shareholder after the date of this letter agreement (collectively, the “Relevant Shares”) in favor of (i)(a) the transactions contemplated by the Stock Purchase Agreement (and not conditioned upon shareholder approval of resolution (ii) below); (i)(b) the transactions contemplated by the Stock Purchase Agreement (and conditioned upon shareholder approval of resolution (ii) below); (ii) that Parent be wound up voluntarily (the “Members Voluntary Liquidation”); (iii) that Jeremy Spratt and Finbarr O’Connell of KPMG LLP be appointed joint liquidators for the purpose of the voluntary winding up of Parent and to act either alone or jointly; (iv) the powers of the joint liquidators and the ability of the directors of Parent to take steps to close the transactions contemplated in the Stock Purchase Agreement (to the extent necessary); (v) the remuneration of the joint liquidators; and (vi) the authorization of the joint liquidators to wind up the remaining subsidiaries of Parent, each of which shall be passed in accordance with all applicable laws and the articles of association of Parent (collectively, the “Shareholder Resolutions”).

2. Allocation of Proceeds of the Members Voluntary Liquidation. Each Cypress Shareholder hereby agrees that, in the event that a Members Voluntary Liquidation is duly approved, whether at the Shareholder Meeting or at a future shareholder meeting, after payment or provision for payment of the debts and other liabilities of Parent, and before any distribution to holders of Participating Shares, the holders of Ordinary Shares shall be entitled to be paid out of the assets of Parent available for distribution to its shareholders pursuant to the Members Voluntary Liquidation an amount in cash equal to $0.025 per issued Ordinary Share (which represents $0.10 per American Depositary Share of Parent) prior to any distribution to holders of Participating Shares.

3. Documentation. Each Cypress Shareholder hereby consents to (X) the issue of a press announcement in relation to the transactions contemplated by the Stock Purchase Agreement and the Members Voluntary Liquidation as may be required to comply with the requirements of the UK’s Financial Services Authority (the “FSA”) or any other relevant governmental or regulatory authority incorporating references (if any) to the undertakings set forth in this letter agreement, and (Y) particulars of the undertakings set forth in this letter agreement being contained in the Circular and any other related or ancillary document as required by the FSA or any other relevant governmental or regulatory authority.

4. Restrictions on Transfer. Except as provided for herein, each Cypress Shareholder agrees, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer or offer to Transfer any Relevant Shares; (ii) tender any Relevant Shares into any tender or exchange offer or otherwise; or (iii) otherwise restrict the ability of such Cypress Shareholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void. Notwithstanding the foregoing, each Cypress Shareholder may make transfers of Relevant Shares for estate planning or similar purposes so long as such Cypress Shareholder retains control over the voting and disposition of such Relevant Shares and agrees in writing to continue to vote such Relevant Shares in accordance with this letter agreement. Each Cypress Shareholder further agrees to authorize and hereby authorizes Purchaser and Parent to notify Parent’s transfer agent that there is a stop transfer order with respect to all of the Relevant Shares and that this letter agreement places limits on the voting of the Relevant Shares. For purposes of this letter agreement, “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance, hypothecation or other disposition of such security or the “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) thereof (including by operation of Law (as defined in the Stock Purchase Agreement)), or the entry into any Contract (as defined in the Stock Purchase Agreement) to effect any of the foregoing, including, for purposes of this letter agreement, the transfer or sharing of any voting power of such security or other rights in or of such security, the granting of any proxy with respect to such security, depositing such security into a voting trust or entering into a voting agreement with respect to such security.

5. Termination. This letter agreement will terminate upon (i) termination of the Stock Purchase Agreement in accordance with its terms or (ii) the effectiveness of any amendment, modification or supplement to, or waiver by Parent or Seller under, the Stock Purchase Agreement, unless consented to in writing by each of the Cypress Shareholders (such earliest occurrence being the “Expiration Time”).

Notwithstanding anything herein to the contrary, this letter agreement is entered into by each of the undersigned solely in its capacity as a shareholder of Parent, and nothing in this letter agreement shall restrict in any way the exercise by any of the undersigned’s affiliates of their fiduciary and legal obligations in their capacity as directors of Parent or any other entity.

This letter agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including without limitation the Amended and Restated Letter Agreement, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

This letter agreement will be governed by the laws of the State of New York. This letter agreement may be executed manually or by facsimile in one or more counterparts, each of which when taken together, will be deemed to constitute one and the same agreement. The foregoing paragraphs of this letter agreement are legally binding and enforceable obligations of Parent and each of the Cypress Shareholders.

*****

If you are in agreement with the foregoing, please sign and return this letter agreement to the undersigned, which thereupon will constitute our agreement with respect to its subject matter.

Sincerely,

CYPRESS MERCHANT BANKING PARTNERS II L.P.

By:	/s/ Chris Harned
Name:	Chris Harned
Title:	Member of Cypress Associates II, LLC, its General Partner

CYPRESS MERCHANT BANKING II C.V.

By:	/s/ Chris Harned
Name:	Chris Harned
Title:	Member of Cypress Associates II, LLC, its General Partner

55TH STREET PARTNERS II L.P.

By:	/s/ Chris Harned
Name:	Chris Harned
Title:	Member of Cypress Associates II, LLC, its General Partner

Accepted and agreed as of the date first written above:

DANKA BUSINESS SYSTEMS PLC

By:	/s/ A.D. Frazier
Name:	A.D. Frazier
Title:	CEO

ANNEX D

[UK Circular]

[UK Circular to be included for your reference with the definitive proxy statement when, and if, approved for such inclusion by the UK Listing Authority.]

D-1

DANKA BUSINESS SYSTEMS PLC

Annual General Meeting

Proxy Form - 6.50% Senior Convertible Participating Shares

I/We: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

(full name(s) in block capital letters please)

of (address) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . .

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

being (a) shareholder(s) of Danka Business Systems PLC (the “Company”), hereby appoint the Chairman of the Extraordinary General Meeting/or

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of the Company to be held at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS at 2.00 p.m. London time on [•], 2008 and at any adjournment thereof. I/We direct my/our proxy to vote on the following resolutions as I/we have indicated by marking the appropriate box with an ‘X’. If no indication is given, my/our proxy will vote or abstain from voting at his or her discretion and I/we authorise my/our proxy to vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is properly put before the meeting.

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.

	For	Against	Vote Withheld
1. Special Resolution THAT the Company be wound up voluntarily.	☐	☐	☐

2. Ordinary Resolution

THAT, subject to and with effect from the resolution numbered 1 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with its terms, Jeremy Spratt and Finbarr O’Connell of KPMG LLP, 8 Salisbury Square, London EC4Y 8BB be and are hereby appointed joint liquidators for the purpose of the voluntary winding-up of the Company, and any power conferred on them by law or by this resolution or by resolution numbered 3 below, and any act required or authorized under any enactment or such other resolution to be done by them, may be done by them jointly or by each of them alone.

	☐	☐	☐

3. Special Resolution

THAT, subject to and with effect from the resolutions numbered 1 and 2 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the joint liquidators appointed pursuant to the resolution numbered 2 be authorized under the provisions of section 165 (2) of the UK Insolvency Act 1986 to exercise any of the powers laid down in Schedule 4, Part I, of that Act as may be necessary or desirable in their judgment.

	☐	☐	☐

4. Ordinary Resolution

THAT, subject to and with effect from the resolutions numbered 1, 2 and 3 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the remuneration of the joint liquidators (as appointed by resolution numbered 2) be fixed, in accordance with the terms of their engagement letter with the Company, dated March 25, 2008, at their normal charging rates by reference to the time properly given by them and members of their staff in attending to matters arising in the winding up of the Company (including those falling outside their statutory duties but in all respects in accordance with the terms of their engagement letters with the Company) and that they be and are hereby authorized to draw sums on account of their remuneration at such intervals as they reasonably determine and to pay any expenses and disbursements properly incurred by them in respect of the winding up.

	☐	☐	☐

	For	Against	Vote Withheld

5. Ordinary Resolution

THAT, subject to and with effect from the resolutions numbered 1, 2 and 3 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the joint liquidators be authorized to do all such things as are necessary to wind up the remaining subsidiaries of the Company, including without limitation appointing themselves as joint liquidators of the UK subsidiaries and to draw their remuneration in respect of any subsidiary liquidations from the Company on the same basis as in resolution 4.

	☐	☐	☐

Please note that the following resolutions numbered 6-10 will only be proposed if the resolution numbered 1 above is not approved by the requisite majority.

6. Ordinary Resolution

THAT Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.

	☐	☐	☐

7. Ordinary Resolution

THAT David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.

	☐	☐	☐

8. Ordinary Resolution

THAT W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.

	☐	☐	☐

9. Ordinary Resolution

THAT J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of one year in accordance with the Company’s Articles of Association and the FRC’s Combined Code.

	☐	☐	☐

10. Ordinary Resolution

THAT Ernst and Young LLP, Registered Auditors, be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2009 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

	☐	☐	☐

Please note that resolution numbered 11 will be proposed regardless of whether resolution numbered 1 above is approved by the requisite majority.

11. Ordinary Resolution THAT the Directors’ Remuneration Report for the year ended 31st March, 2008 be approved.	☐	☐	☐

Signed…………………………………………………………………………………………………………………………………

Dated……………………………………………………………………………………………………………………………… 2008

Notes:

1.	As a member of the Company you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at a general meeting of the Company. You can only appoint a proxy using the procedures set out in these notes.
2.	To be effective this form must be completed, signed and deposited with the Company’s Registrars, Computershare Services PLC, PO Box 1075, Bristol BS99 3FA not later than 2.00 p.m. London time on [•] 2008, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971.
3.	Members not residing in the UK will need to attach appropriate postage to the reverse of this form to ensure that it is received in time.

4.	Appointment of a proxy does not preclude you from attending the meeting and voting in person. If you have appointed a proxy and attend the meeting in person, your proxy appointment will automatically be terminated.
5.	A proxy does not need to be a member of the Company but must attend the meeting to represent you. To appoint as your proxy a person other than the Chairman of the meeting, insert their full name where indicated above. If you sign and return this proxy form with no name inserted in the box, the Chairman of the meeting will be deemed to be your proxy. Where you appoint as your proxy someone other than the Chairman, you are responsible for ensuring that they attend the meeting and are aware of your voting intentions.
6.	You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy, please contact the Company’s Registrars, Computershare Services PLC, at +44 (0) 870 889 4027 not later than 5.00 p.m. London time on [•] 2008 for further instructions.
7.	To direct your proxy how to vote on the resolutions mark the appropriate box with an ‘X’. To abstain from voting on a resolution, select the relevant “Vote withheld” box. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at his or her discretion. Your proxy will vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the meeting.
8.	Where the member is a company, this form must be executed under its common seal or by two directors, or by a director and the secretary, or by an officer or attorney duly authorised by the company.
9.	Any power of attorney or any other authority under which this proxy form is signed (or a duly certified copy of such power or authority) must be included with the proxy form.
10.	In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.
11.	If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.
12.	For details of how to change your proxy instructions or revoke your proxy appointment see the notes to the notice of meeting.
13.	You may not use any electronic address.

DANKA BUSINESS SYSTEMS PLC

Annual General Meeting

Proxy Form – Ordinary Shares

I/We: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . .

(full name(s) in block capital letters please)

of (address) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . .

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

being (a) shareholder(s) of Danka Business Systems PLC (the “Company”), hereby appoint the Chairman of the Extraordinary General Meeting/or

. . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of the Company to be held at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS at 2.00 p.m. London time on [•], 2008 and at any adjournment thereof. I/We direct my/our proxy to vote on the following resolutions as I/we have indicated by marking the appropriate box with an ‘X’. If no indication is given, my/our proxy will vote or abstain from voting at his or her discretion and I/we authorise my/our proxy to vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is properly put before the meeting.

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.

	For	Against	Vote Withheld
1. Special Resolution THAT the Company be wound up voluntarily.	☐	☐	☐

2. Ordinary Resolution

THAT, subject to and with effect from the resolution numbered 1 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with its terms, Jeremy Spratt and Finbarr O’Connell of KPMG LLP, 8 Salisbury Square, London EC4Y 8BB be and are hereby appointed joint liquidators for the purpose of the voluntary winding-up of the Company, and any power conferred on them by law or by this resolution or by resolution numbered 3 below, and any act required or authorized under any enactment or such other resolution to be done by them, may be done by them jointly or by each of them alone.

	☐	☐	☐

3. Special Resolution

THAT, subject to and with effect from the resolutions numbered 1 and 2 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the joint liquidators appointed pursuant to the resolution numbered 2 be authorized under the provisions of section 165 (2) of the UK Insolvency Act 1986 to exercise any of the powers laid down in Schedule 4, Part I, of that Act as may be necessary or desirable in their judgment.

	☐	☐	☐

4. Ordinary Resolution

THAT, subject to and with effect from the resolutions numbered 1, 2 and 3 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the remuneration of the joint liquidators (as appointed by resolution numbered 2) be fixed, in accordance with the terms of their engagement letter with the Company, dated March 25, 2008, at their normal charging rates by reference to the time properly given by them and members of their staff in attending to matters arising in the winding up of the Company (including those falling outside their statutory duties but in all respects in accordance with the terms of their engagement letters with the Company) and that they be and are hereby authorized to draw sums on account of their remuneration at such intervals as they reasonably determine and to pay any expenses and disbursements properly incurred by them in respect of the winding up.

	☐	☐	☐

	For	Against	Vote Withheld

5. Ordinary Resolution

THAT, subject to and with effect from the resolutions numbered 1, 2 and 3 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the joint liquidators be authorized to do all such things as are necessary to wind up the remaining subsidiaries of the Company, including without limitation appointing themselves as joint liquidators of the UK subsidiaries and to draw their remuneration in respect of any subsidiary liquidations from the Company on the same basis as in resolution 4.

	☐	☐	☐

Please note that the following resolutions numbered 6-10 will only be proposed if the resolution numbered 1 above is not approved by the requisite majority.

6. Ordinary Resolution

THAT Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.

	☐	☐	☐

7. Ordinary Resolution

THAT David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.

	☐	☐	☐

8. Ordinary Resolution

THAT W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.

	☐	☐	☐

9. Ordinary Resolution

THAT J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of one year in accordance with the Company’s Articles of Association and the FRC’s Combined Code.

	☐	☐	☐

10. Ordinary Resolution

THAT Ernst and Young LLP, Registered Auditors, be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2009 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

	☐	☐	☐

Please note that resolution numbered 11 will be proposed regardless of whether resolution numbered 1 above is approved by the requisite majority.

11. Ordinary Resolution THAT the Directors’ Remuneration Report for the year ended 31st March, 2008 be approved.	☐	☐	☐

Signed  ……………………………………………………………………………………………………………………………….…

Dated  …………………………………………………………………………………………………………………………… 2008

Notes:

1.	As a member of the Company you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at a general meeting of the Company. You can only appoint a proxy using the procedures set out in these notes.
2.	To be effective this form must be completed, signed and deposited with the Company’s Registrars, Computershare Services PLC, PO Box 1075, Bristol BS99 3FA not later than 2.00 p.m. London time on [•] 2008, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971.
3.	Members not residing in the UK will need to attach appropriate postage to the reverse of this form to ensure that it is received in time.

4.	Appointment of a proxy does not preclude you from attending the meeting and voting in person. If you have appointed a proxy and attend the meeting in person, your proxy appointment will automatically be terminated.
5.	A proxy does not need to be a member of the Company but must attend the meeting to represent you. To appoint as your proxy a person other than the Chairman of the meeting, insert their full name where indicated above. If you sign and return this proxy form with no name inserted in the box, the Chairman of the meeting will be deemed to be your proxy. Where you appoint as your proxy someone other than the Chairman, you are responsible for ensuring that they attend the meeting and are aware of your voting intentions.
6.	You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy, please contact the Company’s Registrars, Computershare Services PLC, at +44 (0) 870 889 4027 not later than 5.00 p.m. London time on [•] 2008 for further instructions.
7.	To direct your proxy how to vote on the resolutions mark the appropriate box with an ‘X’. To abstain from voting on a resolution, select the relevant “Vote withheld” box. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If no voting indication is given, your proxy will vote or abstain from voting at his or her discretion. Your proxy will vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the meeting.
8.	Where the member is a company, this form must be executed under its common seal or by two directors, or by a director and the secretary, or by an officer or attorney duly authorised by the company.
9.	Any power of attorney or any other authority under which this proxy form is signed (or a duly certified copy of such power or authority) must be included with the proxy form.
10.	In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.
11.	If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.
12.	For details of how to change your proxy instructions or revoke your proxy appointment see the notes to the notice of meeting.
13.	You may not use any electronic address.

DANKA BUSINESS SYSTEMS PLC (the “Company”)

Instructions to THE BANK OF NEW YORK MELLON, as Depositary

(Must be received by 5:00 p.m., New York City time, on [•], 2008)

The undersigned Owner of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on [•], 2008 at the Annual General Meeting of Danka Business Systems PLC to be held in London, England, on [•], 2008 in respect of the resolutions specified in the Notice of the Annual General Meeting.

NOTE:

Instructions as to voting on the specified resolutions should be indicated by an “X” in the appropriate box. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions. If the Depositary does not receive instructions from the Owner of American Depositary Receipts, the Depositary shall give discretionary proxy for the shares evidenced by such Receipt to a person designated by the Issuer.

DANKA BUSINESS SYSTEMS PLC

PROXY PROCESSING

P.O. BOX 3549

S HACKSENSACK, NJ 07606-9249

(Continued and to be dated and signed on the reverse side.)

The Danka Board of Directors recommends that you vote “FOR” Resolutions 1 – 11.
	For	Against	Vote Withheld
1. Special Resolution THAT the Company be wound up voluntarily.	☐	☐	☐
	For	Against	Vote Withheld

2. Ordinary Resolution

THAT, subject to and with effect from the resolution numbered 1 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with its terms, Jeremy Spratt and Finbarr O’Connell of KPMG LLP, 8 Salisbury Square, London EC4Y 8BB be and are hereby appointed joint liquidators for the purpose of the voluntary winding-up of the Company, and any power conferred on them by law or by this resolution or by resolution numbered 3 below, and any act required or authorized under any enactment or such other resolution to be done by them, may be done by them jointly or by each of them alone.

	☐	☐	☐
	For	Against	Vote Withheld

3. Special Resolution

THAT, subject to and with effect from the resolutions numbered 1 and 2 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the joint liquidators appointed pursuant to the resolution numbered 2 be authorized under the provisions of section 165 (2) of the UK Insolvency Act 1986 to exercise any of the powers laid down in Schedule 4, Part I, of that Act as may be necessary or desirable in their judgment.

	☐	☐	☐
	For	Against	Vote Withheld

4. Ordinary Resolution

THAT, subject to and with effect from the resolutions numbered 1, 2 and 3 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the remuneration of the joint liquidators (as appointed by resolution numbered 2) be fixed, in accordance with the terms of their engagement letter with the Company, dated March 25, 2008, at their normal charging rates by reference to the time properly given by them and members of their staff in attending to matters arising in the winding up of the Company (including those falling outside their statutory duties but in all respects in accordance with the terms of their engagement letters with the Company) and that they be and are hereby authorized to draw sums on account of their remuneration at such intervals as they reasonably determine and to pay any expenses and disbursements properly incurred by them in respect of the winding up.

	☐	☐	☐
	For	Against	Vote Withheld

5. Ordinary Resolution

THAT, subject to and with effect from the resolutions numbered 1, 2 and 3 being duly passed by the requisite majority at the meeting of the members of the Company at which this resolution is proposed and coming into effect in accordance with their terms, the joint liquidators be authorized to do all such things as are necessary to wind up the remaining subsidiaries of the Company, including without limitation appointing themselves as joint liquidators of the UK subsidiaries and to draw their remuneration in respect of any subsidiary liquidations from the Company on the same basis as in resolution 4.

	☐	☐	☐
Please note that the following resolutions numbered 6-10 will only be proposed if the resolution numbered 1 above is not approved by the requisite majority.
	For	Against	Vote Withheld

6. Ordinary Resolution

THAT Kevin C. Daly, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.

	☐	☐	☐
	For	Against	Vote Withheld

7. Ordinary Resolution

THAT David J. Downes, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.

	☐	☐	☐

	For	Against	Vote Withheld

8. Ordinary Resolution

THAT W. Andrew McKenna, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of three years in accordance with the Company’s Articles of Association.

	☐	☐	☐
	For	Against	Vote Withheld

9. Ordinary Resolution

THAT J. Ernest Riddle, whose term as a Director expires at the 2008 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company for a term of one year in accordance with the Company’s Articles of Association and the FRC’s Combined Code.

	☐	☐	☐
	For	Against	Vote Withheld

10. Ordinary Resolution

THAT Ernst and Young LLP, Registered Auditors, be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2009 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

	☐	☐	☐
Please note that resolution numbered 11 will be proposed regardless of whether resolution numbered 1 above is approved by the requisite majority.
	For	Against	Vote Withheld
11. Ordinary Resolution THAT the Directors’ Remuneration Report for the year ended 31st March, 2008 be approved.	☐	☐	☐

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